Exhibit 10.20

 7 August 2014

POWIN CORPORATION

and

POWIN ENERGY CORPORATION

and

SF SUNTECH INC.

SUBSCRIPTION AGREEMENT relating to the shares of common stock of POWIN ENERGY CORPORATION

THIS AGREEMENT is made on 7 August 2014

BETWEEN:

(1)
Powin Corporation, a corporation incorporated under the laws of the State of Nevada, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (Powin Corp);

(2)
Powin Energy Corporation, a corporation incorporated under the laws of the State of Oregon, USA, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Oregon, USA (the Issuer); and

(3)	SF Suntech Inc., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong (the Investor).

WHEREAS:

(A)	The Issuer is incorporated and governed under the laws of the State of Oregon, USA. As at the date of this Agreement, there are 10,000 Shares in issue.

(B)
The Investor and the Issuer have agreed that the Issuer shall allot and issue and the Investor shall subscribe for the Firm Shares, as defined below, on and subject to the terms and conditions of this Agreement.

(C)
The Issuer has granted the Investor an Initial Option (as defined below), subject to the terms and conditions of this Agreement, to subscribe for further Shares of an amount not to exceed the number of Option Shares at a price stipulated in this Agreement.  Subject to certain conditions having been satisfied, the Initial Option may be changed to the Revised Option (as defined below) in accordance with the terms and conditions of this Agreement.

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals and the Schedules) the following definitions are used unless otherwise defined:

Affiliate of any specified person means any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person;

Arbitrator has the meaning given to it in clause 18.2;

Articles and By-laws means the articles of incorporation and the by-laws of the Issuer adopted pursuant to resolutions of its shareholders as filed with the Secretary of State of Oregon, as amended, restated, or otherwise in effect from time to time;

Authority means any governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic or foreign;

1

Board means the board of Directors of the Issuer;

Board Approval has the meaning given in clause 4.1;

Business Day means a day (other than a Saturday or Sunday or public holiday in Hong Kong or the State of Oregon, USA and any day on which a tropical cyclone warning no. 8 or above or a “black” rain warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which commercial banks are open for business in Hong Kong and the State of Oregon, USA, respectively;

Claim has the meaning given to it in clause 18.2;

Closing means completion of the subscription, allotment and issue of the Firm Shares under this Agreement;

Closing Date means the date of Closing, which, subject to the satisfaction of all of the Conditions, shall be 29 August 2014, or on such other date as the Parties may agree;

Conditions means the conditions set out in clause 2.1;

Consolidated Group has the meaning give to it in Schedule 1 to this Agreement;

Debt Securities means any present or future indebtedness in the form of, or represented by, convertible bonds, bonds, debentures, notes, loan stock or other debt securities but shall exclude any indebtedness constituted by loan agreements with lenders not involving the issue of securities;

Directors means the directors of the Issuer from time to time;

Encumbrance means all pledges, charges, liens, mortgages, security interests, pre-emption rights, options, equities, power of sale, hypothecations, retentions of title, rights of first refusal and any other encumbrances or third party rights or claims of any kind or any obligation to create any of the foregoing;

Environmental Laws has the meaning given to it in Schedule 1 to this Agreement;

Financial Year means the financial year of the Group;

Firm Shares means 4,286 new Shares to be allotted and issued pursuant to the terms of this Agreement;

Firm Share Price has the meaning given in clause 3.1.2;

Fully Diluted Basis means on the basis that all subsisting options, warrants and securities convertible into Shares (including without limitation any bonds or instruments convertible or exchangeable into Shares) and any other subsisting contractual rights to subscribe for Shares have been exercised in full at the applicable exercise price at the relevant time, whether or not such exercise is subject to any condition(s);

Group means the Issuer and each of its Subsidiaries from time to time;

2

Hong Kong means the Hong Kong Special Administrative Region of the PRC;

Intellectual Property Rights has the meaning given at paragraph (jj) of Schedule 1 to this Agreement;

Initial Option has the meaning given to it in clause 3.1.3;

Initial Option Shares has the meaning given to it in clause 3.1.3;

JAMS has the meaning given to it in clause 18.2;

Key Employees means the persons whose names are set out in Schedule 3;

Key Intellectual Property Rights means Intellectual Property Rights which are material to the Group’s ability to conduct its business in the manner in which it is now or has in the past 24 months operated by it, or presently or in the past 24 months employed by it, including Intellectual Property Rights which are particularised in Schedule 4;

Laws means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any relevant Authority);

Listing means the listing of all or part of the share capital of the Issuer (or a substantial part of the business of the Group) on an internationally recognised stock exchange, including but not limited to NASDAQ Stock Market;

Long Stop Date means 29 August 2014 (or such later date as may be agreed between the Parties);

Material Adverse Effect means any event, circumstance or state of affairs or any combination thereof which is, or could reasonably be expected to be, materially adverse to the business, operations, assets, liabilities (including contingent liabilities), properties, regulatory status, business or financial condition, results or prospects of the Group taken as a whole or to the financial markets in general or to the ability of the Issuer to perform its obligations under this Agreement;

Money Laundering Laws has the meaning give at paragraph (n) of Schedule 1 to this Agreement;

Option Closing means completion of the subscription, allotment, issue and, if applicable, the purchase and sale, of the Option Shares under this Agreement;

Option Closing Date has the meaning given in clause3.1.5;

Option Shares means the Initial Option Shares and/or, if the Revised Option is exercised, the Revised Option Shares;

3

Option Share Price has the meaning given in clause3.1.3;

Option Warranties means the representatives and warranties made or given by the Issuer and Powin Corp as set out in Part B of Schedule 1 hereto;

Party or Parties means a party or the parties to this Agreement;

Reorganisation means such reorganisation steps that are required to sever the Issuer from Powin Corporation as a company which is independent in all aspects (other than the Shares which are owned by Powin Corporation) from Powin Corporation, including matters that are set out in Schedule 9, but shall exclude all Transitional Arrangements;

Revised Option has the meaning given to it in clause 3.1.4;

Revised Option Shares has the meaning given to it in clause 3.1.4;

Sanctions Laws and Regulations has the meaning to it in Schedule 1 to this Agreement;

Shares means shares of common stock of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer;

Shareholders means holder(s) of the Shares;

Shareholders Agreement means the shareholders' agreement in substantially the form set out in Schedule 7;

Subscription means the subscription for the Subscription Shares by the Investor on and subject to the terms and conditions set out in this Agreement;

Subscription Shares means the Firm Shares and the Option Shares;

Subsidiary includes, in relation to any person: (i) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that person or which, under relevant Laws or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person;

Transitional Arrangements means arrangements that are set out in Schedule 9;

US Dollar and US$ means the legal currency of the USA;

US and USA means the United States of America; and

4

Warranties means the representations and warranties made or given by the Issuer and Powin Corp as set out in Part A of Schedule 1 hereto.

1.2	In this Agreement, unless otherwise defined or unless the context or subject matter otherwise requires:

1.2.1	A reference to a clause, sub-clause, paragraph, sub-paragraph or schedule is, unless indicated to the contrary, a reference to a clause, sub-clause, paragraph or schedule of this Agreement.

1.2.2	Any reference to this Agreement includes the Schedules to it which form part of this Agreement for all purposes.

1.2.3
A reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced.

1.2.4	The singular includes the plural and vice versa and reference to any gender includes a reference to all other genders.

1.2.5	The headings and the table of contents in this Agreement are for convenience only and shall not affect its interpretation.

1.2.6
A reference to persons shall be deemed to include references to natural persons, firms, partnerships, bodies corporate, undertakings, associations, organisations, trusts, trustees, legal representatives, governments (or any department or agency thereof) or any other entity howsoever designated or constituted (in each case, whether or not having separate legal personality), but a reference to individuals shall be deemed to be references to natural persons only.

1.2.7
A reference to writing shall include any typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form are "in writing" for the purpose of this Agreement.

1.2.8	The terms hereof and hereunder (and any other similar expressions) refer to this Agreement and not to any particular clause or other portion hereof and include any agreement supplemental hereto.

1.2.9
The terms “include,” “includes” or “including” are used in this shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

1.2.10
References in this Agreement to any other agreement or other instrument (other than an enactment or statutory provision) shall be deemed to be references to such agreement or instrument as from time to time amended, varied, supplemented, substituted, novated or assigned.

1.2.11
Any statement in this Agreement qualified by the expression ‘to the best knowledge of the Issuer or any member of the Group’ or ‘so far as the Issuer is aware’ or any similar expression shall be a reference to the actual knowledge of the Directors and the members of the senior management team of the Issuer and shall be deemed to include an additional statement that it has been made after due and careful enquiry by such persons.

5

1.2.12	Any reference to a time or date in this Agreement shall, unless otherwise stated, be a reference to Hong Kong time or a day under Hong Kong time zone.

2.	CONDITIONS

2.1	The obligations of the Investor to subscribe and pay for the Firm Shares shall be conditional on the following Conditions being satisfied:

2.1.1	the ownership of all of the Key Intellectual Property Rights having been duly vested into the Issuer or any of its subsidiaries free from all Encumbrances to the satisfaction of the Investor;

2.1.2	the Reorganisation having been duly completed to the satisfaction of the Investor;

2.1.3
each of the Key Employees having duly entered into an employment agreement (or supplemental agreement) containing restrictive covenants provisions with the Issuer or its subsidiaries and termination provisions in form and substance acceptable to the Investor;

2.1.4
all of the Warranties made, or any of the undertakings given, by the Issuer under this Agreement continuing to be true, accurate and correct and not misleading as of the Closing Date, and as if made on the Closing Date;

2.1.5
the Issuer having obtained all necessary authorisations, approvals or consents required under the Articles and By-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the allotment and issue of the Subscription Shares;

2.1.6	the Investor having obtained all necessary authorisations, approvals or consents required under its articles and by-laws and applicable Laws to subscribe for the Subscription Shares from the Issuer;

2.1.7
the Investor having been satisfied with the results of its due diligence investigations on the Issuer and its Subsidiaries, taken as a whole and being satisfied that key technologies and products of the Issuer can be applied commercially and in an economically viable and profitable manner;

2.1.8
all the authorisations, approvals, consents, waivers and permits of the relevant authorities of the relevant jurisdictions which are necessary to give effect to this Agreement and the transactions contemplated hereunder as required by all applicable Laws having been granted, received and obtained and remaining in full force;

2.1.9	the Issuer having performed all of its obligations hereunder expressed to be performed on or before such dates;

2.1.10	no shares or securities convertible into shares having been issued by the Issuer or its Subsidiaries since the date of this Agreement;

2.1.11	no Material Adverse Effect having occurred;

2.1.12	no injunction, interim or otherwise, having been granted in respect of the Issuer which would prohibit the Issuer from entering into and performing its obligations under this Agreement; and

6

2.1.13	there being no litigation pending against the Issuer that, if decided adversely, would inhibit or otherwise delay the consummation of the transactions contemplated in this Agreement.

2.2
The Investor may in its absolute discretion at any time before Closing waive any of the Conditions by notice to the Issuer and such waiver may be subject to such terms and conditions as may be agreed between the Investor and the Issuer in writing.

2.3
If any of the Conditions remain unsatisfied or is not waived on the day falling on the expiry of the Long Stop Date or becomes incapable of fulfilment on or before the day falling on the expiry of the Long Stop Date (other than as a result of a breach of this Agreement by Powin Corp or the Issuer), this Agreement, other than clause 1 (Interpretation), this clause 2 (Conditions), clauses 8 (Costs and Expenses), 9 (Announcement, Information and Confidentiality), 10 (Notices), 12 (Entire Agreement), 14 (Waiver), 15 (Partial Invalidity), 18 (Governing Law and Jurisdiction) and 19 (Counterparts) shall automatically terminate with immediate effect and each Party's rights and obligations other than those specified above shall cease immediately on termination. Such termination shall not affect the rights and obligations of the Parties existing before termination.

2.4
The Issuer shall, at its own cost, use its best endeavours to ensure that the Conditions set out in clause 2.1 (other than clause 2.1.6) are fulfilled as soon as reasonably practicable after the date of this Agreement.

2.5	Each Party shall notify the other Parties as soon as practicable after it becomes aware that a Condition in clause 2.1 has been satisfied or that any such Condition is incapable of fulfilment.

3.	SUBSCRIPTION AND OPTION

3.1	Subscription

3.1.1
The Investor shall subscribe for and the Issuer shall allot and issue, the Firm Shares fully paid and free from all Encumbrances and adverse claims and the Firm Shares shall rank pari passu in all respects with the Shares outstanding at the date of Closing and with all rights, including all dividends and other distributions declared made or paid at any time after the date of Closing.

3.1.2	The aggregate Firm Share Price for the Firm Shares is US$25,000,000, and shall be paid by the Investor in accordance with clause 4.4.

3.1.3
Subject to the provisions of clause 3.1.4, the Issuer hereby further grants to the Investor an option (the Initial Option) to subscribe for 10,714 new Shares (the Initial Option Shares), at any time at a purchase price of US$3,500 per Share (the Option Share Price). If at any time between the date of this Agreement and closing of the exercise of the Option, Shares have been consolidated or sub-divided, the Option Share Price per Share shall be correspondingly increased or reduced (as the case may be) to the effect that the aggregate Option Share Price payable by the Investor and receivable by the Issuer for the Option Shares would remain the same as if the consolidation or sub-division did not take place.

7

3.1.4
Conditional upon the consolidated profit before tax of the Issuer for the six month ending 30 June 2016 as shown in the audited or reviewed consolidated financial statements of the Issuer prepared by the auditors of the Issuer equals or exceeds US$800,000 and provided that the Initial Option has not been exercised, the Issuer and Powin Corp hereby grant to the Investor an option (the Revised Option) to subscribe for 3,061 new Shares from the Issuer and to purchase 3,061 existing Shares from Powin Corp (together, the Revised Option Shares), at any time at the Option Share Price per Share. If at any time between the date of this Agreement and closing of the exercise of the Revised Option, Shares have been consolidated or sub-divided, the Option Share Price per Share shall be correspondingly increased or reduced (as the case may be) to the effect that the aggregate Option Share Price payable by the Investor and receivable by the Issuer and Powin Corp for the Revised Option Shares would remain the same as if the consolidation or sub-division did not take place.   Upon the Revised Option under this clause 3.1.4 becoming effective, the Initial Option shall forthwith lapses, have no further effect and cannot be further exercised.

3.1.5
The Initial Option and, if applicable, Revised Option shall be effective for two years from the Closing Date or, if earlier, until completion of a Listing, and shall be exercisable, in whole only, solely at the discretion of the Investor by written notice (substantially in the form set out in Schedule 2 to this Agreement) given to the Issuer and, if applicable, Powin Corp by the Investor at least five Business Days before the date the Option Shares are to be issued by the Issuer against payment for the Option Shares (the Option Closing Date). Such notice shall be irrevocable and shall set forth the number of Option Shares as to which the Initial Option or Revised Option is being exercised and the Option Closing Date; provided, however, that the Option Closing Date shall be no later than five Business Days after the date on which the option shall have been exercised. For the avoidance of doubt, the Option Closing Date specified by the Investor may fall on the same day as the Closing Date.

3.1.6
If the Initial Option is duly exercised in accordance with clause 3.1.3 or the Revised Option is duly exercised in accordance with clause 3.1.4, the Issuer agrees to issue the relevant Option Shares and, in the case where the Revised Option is exercised, Powin Corp agrees to sell the relevant Option Shares, on the Option Closing Date to the Investor or as the Investor may direct.  Closing of the Initial Option or Revised Option shall be conditional on the following Conditions being satisfied (or waived by the Investor):

(A)
all of the Warranties made, or any of the undertakings given, by the Issuer and Powin Corp under this Agreement continuing to be true, accurate and correct and not misleading as of, and as if made on the Option Closing Date;

(B)
the Issuer having obtained all necessary authorisations, approvals or consents required under the Articles and By-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the allotment and issue of the relevant Option Shares;

(C)
if applicable, Powin Corp having obtained all necessary authorisations, approvals or consents required under its articles and by-laws and applicable Laws for entering into this Agreement and the transactions contemplated hereunder, including the sale of the relevant Option Shares;

(D)
all the authorisations, approvals, consents, waivers and permits of the relevant authorities of the relevant jurisdictions which are necessary to give effect to this Agreement and the transactions contemplated hereunder as required by all applicable Laws having been granted, received and obtained and remaining in full force; and

8

(E)	the Issuer and, if applicable, Powin Corp having performed all of its obligations hereunder expressed to be performed on or before such dates.

3.1.7
The Issuer shall, upon the receipt of the Firm Share Price under clause4.4, apply US$5,200,000 of the proceeds from the Subscription for repayment of a shareholder's loan owed by the Issuer to Powin Corporation.

4.	CLOSING/OPTION CLOSING

4.1
Subject to the satisfaction (or waiver as the case may be) of, in the case of Subscription of the Firm Shares, all the Conditions or, the case of subscription of the Option Shares, the conditions set out in clause 3.1.6, the Closing and the Option Closing (if any) shall take place at the offices of the Investor in Hong Kong on the Closing Date and the Option Closing Date (if any) at 10:00 a.m. (Hong Kong time) or at such other place and time as the Issuer and the Investor shall agree.

On or before execution of this Agreement, the Issuer shall procure that a meeting or meetings of the Board is or are duly convened and held in accordance with the Articles and By-laws at which: (a) this Agreement and the transactions contemplated hereunder and thereunder; (b) the execution of this Agreement and all documents necessary to give effect to the transactions contemplated under this Agreement; (c) the performance by the Issuer of its other obligations under this Agreement; and (d) on or before the Closing Date, the allotment and issue of the Subscription Shares and the entry of the name of the Investor into the register of shareholders of the Issuer as holder of the Subscription Shares in accordance with this Agreement are approved and/or ratified (the Board Approvals, each, a Board Approval).

4.2	At or before the Closing, the Issuer shall:

4.2.1
deliver to the Investor a certified true copy or extract of the relevant minutes documenting each of the necessary approvals, including the Board Approvals and necessary shareholders approvals, if any;

4.2.2
duly allot and issue the Firm Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Firm Shares the Investor has subscribed for under clause 3;

4.2.3	deliver to the Investor a certificate signed by a duly authorised officer certifying that the Conditions under clauses 2.1.4 and 2.1.9 have been satisfied;

4.2.4
deliver to the Investor a legal opinion of K&L Gates and/or other law firms addressed to the Investor in respect of the entry into this Agreement by the Issuer, Powin Corp, the performance of their obligations thereunder and the due allotment and issue of the Firm Shares, in form and substance satisfactory to the Investor and dated as at the Closing Date;

4.2.5
deliver to the Investor a waiver or confirmation duly executed by Powin Corp confirming that, immediately after the repayment of the shareholder's loan contemplated under clause3.1.7, there exists no outstanding debt, liability or claim owed by any member of the Group to Powin Corp; and

4.2.6	deliver to the Investor the original of the Shareholders' Agreement duly executed by Powin Corp.

9

4.3	At or before the Option Closing, the Issuer and, if applicable, Powin Corp shall:

4.3.1
duly allot and issue the relevant Option Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Option Shares the Investor has subscribed for under clause 3;

4.3.2
duly transfer the relevant Option Shares in accordance with this Agreement and deliver to the Investor definitive share certificate(s) representing the number of Option Shares the Investor has purchased under clause 3;

4.3.3	deliver to the Investor a certificate signed by a duly authorised officer certifying that the conditions under clauses 3.1.6(A) and (E) have been satisfied; and

4.3.4
deliver to the Investor a legal opinion of K&L Gates and/or other law firms addressed to the Investor in respect of the entry into this Agreement by the Issuer and Powin Corp, the performance of its obligations thereunder and the due allotment and issue of the relevant Option Shares by the Issuer and transfer of the relevant Option Shares by Powin Corp, in form and substance satisfactory to the Investor and dated as at the Option Closing Date;

4.4
At the Closing and the Option Closing (if any), the Investor shall, against compliance by the Issuer of its obligations set out in clause 4.2 or 4.3 (as the case may be), transfer by wire transfer to a bank account to be notified in writing by the Issuer and, if applicable, Powin Corp to the Investor not later than three days prior to the Closing Date or the Option Closing Date, as applicable, the funds representing the Firm Share Price or Option Share Price, as the case may be, and, at Closing, deliver to Powin Corp the original of the Shareholders' Agreement duly executed by the Investor.  The Parties agree that, for Closing, the Firm Share Price shall be paid to the Hong Kong office of K&L Gates to be held on escrow pending Closing.  The Parties also agree that such funds shall be held at the risk of the Issuer (and not the Investor) whilst held in escrow by K&L Gates.

4.5
In respect of the Closing and the Option Closing (if any), the Parties agree that all actions required to be performed on the date of Closing or the Option Closing (if any) shall be deemed to have been taken and to have occurred simultaneously on the date of Closing or the Option Closing (if any).

5.	UNDERTAKINGS

5.1	The Issuer undertakes and covenants with the Investor that:

5.1.1
the Issuer shall comply in all respects with the terms and conditions of the Subscription and, in particular, that the Issuer shall duly allot and issue the Subscription Shares free from all Encumbrances ranking pari passu in all respects with the Shares outstanding as at the date of allotment;

5.1.2	it will procure that its share registrar shall do all such acts and things as may be required to be done by it in connection with the Subscription;

5.1.3	the proceeds from the issue of the Subscription Shares will be used in accordance with clause 3.1.7;

5.1.4	the Issuer will file all the necessary filings with the relevant Authorities in connection with the Subscription;

10

5.1.5
the Issuer will pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in Hong Kong, the State of Oregon, the USA and all other relevant jurisdictions payable on or in connection with the issue and allotment of the Subscription Shares or the execution or delivery of this Agreement; and any value added, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

5.1.6
the Issuer will forthwith notify the Investor of any change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date (or the Option Closing Date, if the Option has been exercised) (both dates inclusive) and take such steps as may be reasonably requested by the Investor to remedy the same;

5.1.7
each of the Issuer and its Subsidiaries will, to the satisfaction of the Investor, cooperate with the Investor in respect of, and participate in, the due diligence procedures required by the Investor in connection with the Subscription of the Subscription Shares;

5.1.8
the Issuer will obtain and maintain in full force and effect all consents, clearances, approvals, authorisations, orders, registrations and qualifications as referred to in paragraph (q) in Schedule 1 to this Agreement by not later than the Closing Date and the Option Closing Date (if any); and

5.1.9	comply with the provisions set out in Schedule 5.

5.2	Powin Corp undertakes with the Investor that it will procure the Issuer to comply with the undertakings and covenants set out in clause 5.1.

5.3	Powin Corp and the Issuer undertake that all of the Transitional Arrangements shall have been completed in full by 31 December 2014.

5.4
Powin Corp undertakes that it shall, prior to 31 December 2014, amend or procure the amendment of the corporate and trading name of itself and each of its subsidiaries (other than the Issuer) so that such names no longer bear the word "Powin".

6.	REPRESENTATIONS AND WARRANTIES

6.1
Powin Corp and the Issuer, jointly and severally, represent and warrant to the Investor that each of the Warranties is true, accurate and correct and not misleading as at the date of this Agreement and will remain true, accurate and not misleading as at the date of the Closing as if made as of the Closing. Powin Corp and the Issuer, jointly and severally, represent and warrant to the Investor that each of the Option Warranties is true, accurate and correct and not misleading as at the date of the Option Closing (if the Option has been exercised).

6.2
Each of the Warranties and the Option Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or Option Warranty or any other term of this Agreement.

6.3
The Issuer hereby agrees to disclose promptly to the Investor in writing upon becoming aware of any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Closing and Option Closing (if the Option has been exercised) which:

6.3.1	constitutes a breach of any of the Warranties or the Option Warranties (if applicable); or

11

6.3.2	has an adverse effect on the financial position of any member of the Group.

7.	INDEMNITY

7.1
Each of Powin Corp and the Issuer will jointly and severally indemnify and keep indemnified, defend, hold harmless, and agrees to pay the Investor for any loss, liability, damages, costs or expenses (including legal expenses) suffered or incurred by the Investor as a result of or in connection with, directly or indirectly, any breach by either Powin Corp or the Issuer of the terms of this Agreement (including the representations, warranties and undertakings set out in Schedule 1 and clauses 5 and 6).  For the purposes of this clause 7 only, the term “Investor” shall mean the Investors and its Affiliates, and its directors, officers, employees and agents.

8.	COSTS AND EXPENSES

8.1
Powin Corp, the Issuer and the Investor shall each be liable for the costs and expenses of their own respective legal and other professional advisers (including auditors) incurred in connection with the issue of the Subscription Shares.

9.	ANNOUNCEMENTAND INFORMATION

9.1
Subject to clause 9.2, no public announcement of any kind in connection with this Agreement or the transactions contemplated thereunder shall be made or issued by or on behalf of any Party or any of its Affiliates without the prior written consent of the other Party.

9.2
If either Party is required by Laws or by any stock exchange or by any Authority to make any announcement, filing or public release in connection with this Agreement or the transactions contemplated thereunder, the relevant Party shall make such announcement, filing or public release and shall, to the extent legally permissible, immediately notify the other Party and shall use all reasonable endeavours to accommodate the requests of such Party with respect to the terms and provisions of such announcement, filing or release.

9.3
Subject to any legal or regulatory restrictions applicable to the Issuer and for as long as the Investor or one of its Affiliates is a Shareholder, the Investor shall be entitled to receive any information held by the Issuer which the Investor reasonably requires to keep it properly informed about the business and affairs of the Group and generally to protect its interests as a Shareholder in such form as the Board reasonably determines, and the Investor shall deal with such information, to the extent that it constitutes material non-public or inside information within the meaning of the US federal securities laws, in such a manner that will not breach any applicable Laws, including, among others, Laws relating to insider trading, or cause the Issuer or members of the Group to breach any applicable Laws.

10.	NOTICES

Notices

10.1	Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be:

10.1.1	delivered by hand to the relevant address in clause 10.3;

10.1.2	sent by fax to the relevant number set out in clause 10.3; or

12

10.1.3	sent by prepaid recorded delivery, special delivery or registered post to the relevant address in clause 10.3.

10.2
In each case such notice or other formal communication shall be marked for the attention of the relevant Party set out in clause 11.3 (or as otherwise notified from time to time under this Agreement).  Any notice given by hand delivery, fax or post shall be deemed to have been duly received:

10.2.1	if hand delivered, when delivered;

10.2.2	if sent by fax, 12 hours after the time of despatch; and

10.2.3	if sent by prepaid recorded delivery, special delivery or registered post, at 10:00 a.m. on the second Business Day from the date of posting,

unless there is evidence that it was received earlier than this and provided that, where (in the case of hand delivery or fax) the delivery or transmission occurs after 6:00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next following Business Day.  References to time in this clause are to local time in the country of the addressee.

Notice details

10.3	The addresses and fax numbers of the Parties for the purpose of clauses 10.1and 10.2are:

For Powin Corp:

Address:	20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA
Fax No:	503-598 3941
For the attention of:	Joseph Lu, CEO
For the Issuer:

Address:	20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA
Fax No:	503-598 3941For the attention of:Nicholas I. Goyak, Secretary

For the Investor:
Address:	Portion B, 30/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Fax No:	+852 2363 8086
For the attention of:	Keith Tse

English language

10.4
All notices or other formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English.  In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

11.	TIME OF THE ESSENCE

11.1	Time shall be of the essence in relation to the obligations to be performed by the Parties under this Agreement.

12.	ENTIRE AGREEMENT

13

12.1
This Agreement, together with any agreements or documents referred to herein, sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

13.	FURTHER ASSURANCE

13.1
Each Party agrees to give such further assurance, provide such further information, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement and the transactions contemplated therein.

14.	WAIVERS

14.1
No waiver of any provisions of this Agreement shall be effective unless set forth in written instrument signed by the Party waiving such provision.  No failure, relaxation, forbearance, indulgence or delay of any Party in exercising any right or remedy provided by law or under this Agreement shall affect the ability of that Party subsequently to exercise such right or remedy or to pursue any other rights or remedies, nor shall such failure or delay constitute a waiver or variation of that or any other right or remedy.  No single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

15.	PARTIAL INVALIDITY

15.1
The Parties intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the Laws applied in each jurisdiction in which enforcement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

16.	VARIATION

16.1
No variation of any of the terms of this Agreement (or of any document described in or expressed to be entered into in connection with this Agreement) shall be effective unless such variation is made in writing and signed by or on behalf of each of the Parties. The expression “Variation” shall include any variation, supplement, deletion or replacement however effected.

17.	ASSIGNMENT

17.1
This Agreement shall be binding on and enure for the benefit of the successors of the Parties. The Investor may assign all or any of its rights under this Agreement to any of its Affiliates.  The Issuer may not assign its rights under this Agreement.

18.	GOVERNING LAW AND JURISDICTION AND PROCESS AGENT

14

18.1
Hong Kong law shall govern this Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law. The Parties each submit to the non-exclusive jurisdiction of the State and Federal courts in Portland, Oregon, except that nothing in this Agreement shall be deemed to operate to preclude a Party from bringing suit or taking other legal action in any other jurisdiction to enforce its rights or to enforce a judgment or other court order in favour of a Party. Each Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Party at the address for notices set forth above and that service so made shall be deemed completed upon the earlier to occur of such Party’s actual receipt thereof or, in the case of the Issuer, three (3) days after deposit in the US mails, proper postage prepaid.

18.2
Except for disputes relating to the enforcement of this Agreement, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, including,  any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (the Claim), shall be resolved by final and binding arbitration. The arbitration shall be conducted by and submitted to a single arbitrator (the Arbitrator) selected from and administered by the Portland, Multnomah County, Oregon office of JAMS (JAMS), in accordance with its then existing Comprehensive Arbitration Rules & Procedures; however, upon the written demand of any Party to the arbitration, the arbitration shall be conducted by and submitted to three Arbitrators selected from and administered by the JAMS Comprehensive Arbitration Rules & Procedures. The arbitration hearing shall be held in Portland, Multnomah County, Oregon.

The Arbitrator(s) shall NOT be authorized to reform, modify or materially change this Agreement or other agreements entered into between the Parties. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrator(s) and JAMS; however, the Arbitrator(s) shall be authorized to determine whether a Party is the prevailing Party and, if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Arbitrator(s) and JAMS.  The Arbitrator(s), and not a court, shall also be authorized to determine whether this clause 18 applies to a Claim sought to be resolved hereunder. The Arbitrator(s) shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and a written statement of decision describing the material factual findings and conclusions on which the award is based, including the calculation of any damages awarded.

By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this arbitration provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

19.	COUNTERPARTS

15

19.1
This Agreement may be executed in any number of counterparts and by each Party on separate counterparts. Each counterpart is an original but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

16

SCHEDULE 1

PART A

WARRANTIES AT SIGNING AND CLOSING

In consideration of the Investor entering into this Agreement, Powin Corp and the Issuer, jointly and severally, represent and warrant as follows:

(a)
each of Powin Corp, the Issuer and its Subsidiaries is a company duly incorporated and organised and validly existing under the Laws of its jurisdiction of incorporation or organisation, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)	the group structure chart provided by the Issuer to the Investor is a true, complete and accurate reflection of the Group, its shareholders and Subsidiaries;

(c)	each of the Issuer and its Subsidiaries is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted;

(d)	each of Powin Corp and the Issuer has full power and authority to enter into and, subject to obtaining all necessary approvals from its Shareholders, perform its obligations under this Agreement;

(e)
this Agreement has been duly authorised, executed and delivered by Powin Corp, the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar Laws affecting the rights and remedies of creditors or by general equitable principles;

(f)	the Issuer has full power, authority and capacity to allot and issue the Subscription Shares pursuant to this Agreement under the Articles and By-law of the Issuer and applicable Laws.

(g)	the Subscription Shares, when issued will:

(i)
will be or are fully paid and will rank pari passu in all aspects with the other Shares then outstanding free from all Encumbrances, and together with all rights including dividends, distributions or any return of capital declared and voting rights attaching to them as at the date of issue of the Shares; and

(ii)
will have been duly authorised for issuance by all necessary action on the part of the Issuer and when issued and delivered to the Investor will have been validly issued, fully paid, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to subscribe for or purchase securities issued by the Issuer.

(h)
as at the date of this Agreement and at Closing, the total number of Firm Shares represent 30 per cent. of the total issued Shares of the Issuer as enlarged by, on a Fully Diluted Basis (but ignoring the Option Shares), the issue of such Firm Shares;

17

(i)
there are no restrictions applicable to the Subscription Shares generally upon the voting or transfer of any of the Subscription Shares pursuant to the Issuer's constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a Party or by which the Issuer may be bound;

(j)	as at the date of this Agreement and immediate before Closing, the Issuer only has 10,000 common stock in issue and outstanding;

(k)
there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer or its Subsidiaries, nor are there other or similar arrangements to which the Issuer or any Subsidiary is party providing for the issue or purchase of Shares or the subscription for Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(l)
there are no outstanding securities issued by Powin Corp convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from Powin Corp, nor are there other or similar arrangements to which Powin Corp is party providing for the purchase of Shares;

(m)
the Issuer and its Subsidiaries are in compliance with, and will at all times comply with, all applicable Laws (including any rules and regulations administered by the Office of Foreign Assets Control of the US Department of the Treasury) to which it is subject;

(n)
neither the Issuer, any of its Subsidiaries, Affiliates, nor their respective officers, employees, directors, representatives or agents has, directly or indirectly, made or authorized (A) any contribution, payment or gift of funds or property to any official, employee or agent of any Authority, or any candidate for public office, in Hong Kong, the USA or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of the relevant member of the Group, and without prejudice to the foregoing, neither any member of the Group nor any director, officer, agent, employee or Affiliate of any member of the Group, to the best knowledge of the Issuer, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010 and the Issuer and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable Laws relating to anti-bribery in the jurisdictions in which the Group conducts its business;

(o)
the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering Laws of all relevant jurisdictions (collectively, the Money Laundering Laws), and no action, suit, proceeding, investigation or inquiry by or before any Authority involving any member of the Group with respect to the Money Laundering Laws is pending or, to the best of the Issuer’s knowledge, threatened;

18

(p)
(A) neither any member of the Group nor any of its directors, officers, employees, Affiliates or agents, nor any person acting on behalf of any of them, is currently subject to any of the Sanctions Laws and Regulations (as defined below) (as used herein, Sanctions Laws and Regulations means (i) any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions measures imposed by the United Nations Security Council or European Union); (B) there have been no transactions or connections between any member of the Group, on the one hand, and any country, territory, person or entity subject to sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand; (C) the Issuer will not, directly or indirectly, use, lend, contribute or otherwise make available the proceeds from the transaction contemplated hereunder to any member of the Group or other person or entity, for the purpose of financing any activities or business of or with any person or entity, or of, with or in any country or territory, that is subject to any Sanctions Laws and Regulations, or in any other manner that will result in a violation of any of the Sanctions Laws and Regulations; (D) none of the issue of the Subscription Shares, the execution, delivery and performance of this Agreement, or the consummation of the transaction contemplated hereunder will result in a violation of any of the Sanctions Laws and Regulations;

(q)
subject only to satisfaction of the Conditions and clause 4.1, no consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Issuer is required and no other action or thing is required to be taken, fulfilled or done for the issue or allotment of the Subscription Shares or the consummation of the other transactions contemplated by this Agreement except for those which have been, or will on or prior to the Closing Date and the Option Closing Date (if any) be, obtained and are, or will on the Closing Date and the Option Closing Date (if any) be, in full force and effect;

(r)
the execution and delivery of this Agreement, the issue and allotment of the Subscription Shares, the consummation of the transactions contemplated herein and compliance with the terms hereof do not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (A) the documents constituting the Issuer or (B) any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it or any of its properties are bound, save where such conflict, breach or default would not, individually or in the aggregate in the cause of this clause (B), have a Material Adverse Effect or (ii) infringe any existing applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their properties or assets;

(s)
all information in relation to the Group and/or its business supplied or disclosed to the Investor, its Affiliates or any of its employees, officers, representatives or advisors including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Investor or the legal and other professional advisers to the Investor) is true and correct in all material respects and not misleading in any material respect and all forecasts and estimates relating to the Group so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to the persons who prepared such forecasts and/or estimates and there has been no material development or occurrence relating to the financial or business condition of the Issuer or the Group since the provision of such information, forecasts or estimates which is not in the public domain and which would reasonably be expected to be material and adverse to the financial or business condition of the Issuer and the Group;

19

(t)
the audited consolidated financial statements of the Issuer and its Subsidiaries taken as a whole (the Consolidated Group) as at and for the years ended 31 December 2011, 2012 and 2013 have been prepared in accordance with US generally accepted accounting principles, and consistently applied and present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at such respective dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared. Since 31 December 2013 there has been no change nor any development or event reasonably likely to materially adverse to the condition (financial or other), prospects, results of operations or properties of the Issuer and the Consolidated Group respectively;

(u)
there are no outstanding guarantees or contingent payment obligations of any Group company, in respect of indebtedness of third parties; each Group company is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations;

(v)
no Group company is engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and no Group company has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by that Group company, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any Group company or the availability thereof or the requirements of any Group company for capital resources;

(w)
all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and are owned directly or indirectly by the Issuer, free and clear of any Encumbrances;

(x)	the Issuer or its Subsidiaries have a legal right to occupy and use the properties set out in Schedule 6;

(y)
the Issuer and its Subsidiaries have such legal and marketable title to all properties and to all assets necessary to conduct the business now operated by them in each case free from Encumbrances and title defects, and any real property or buildings held under lease by the Issuer or any of its Subsidiaries are held by it under valid, existing and enforceable leases, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect;

(z)
the Issuer and its Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect, and the Issuer and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit;

20

(aa)
other than income, profit, capital gain tax or other taxes of a similar nature, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, Hong Kong, the USA, or any other relevant jurisdiction in connection with the allotment or issue of the Subscription Shares or the execution or delivery of this Agreement;

(bb)
there are no police, governmental or regulatory investigations nor any pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or to the best of the knowledge, information or belief of the Issuer any of their respective directors, officers, employees or properties which, if determined adversely to the Issuer or any of its Subsidiaries or any of their respective directors, officers or employers, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement,  and no such investigation, actions, suits or proceedings are to the best of the knowledge, information or belief of the Issuer threatened or contemplated;

(cc)
each of the Issuer and its Subsidiaries has in place all material policies of insurance sufficient and customary for the conduct of its businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and the Issuer and its Subsidiaries have complied in all material respects with the terms and conditions of such policies;

(dd)
each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.  Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph (v) above in respect of all taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined or remains open to examination by an applicable taxing Authority;

(ee)	no event, circumstance, effect, occurrence or state of affairs or any combination thereof has occurred which would, or could reasonably be expected to have a Material Adverse Effect;

(ff)	no injunction, interim or otherwise, has been granted in respect of the Issuer which would prohibit the Issuer to enter into and perform its obligations under this Agreement;

(gg)	the Issuer and its Subsidiaries are in compliance with all material provisions of the financing agreements to which it or they are party;

(hh)
the Issuer and its Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws necessary to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except that any failure to comply with Environmental Laws or to so obtain such permits, licenses or approvals thereunder would not, individually or in the aggregate, have a Material Adverse Effect;

21

(ii)
save for the Key Intellectual Property Rights that are to be transferred to the Group pursuant to clause 2.1.1, each member of the Group owns, possesses, or has validly licensed to it, all patents, trademarks, service marks, logos, trade names, internet domain names, copyright (including rights in computer software) and moral rights, database rights, utility models, rights in designs, rights in get-up, rights in inventions, rights in know-how and other intellectual property rights, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world (and registered includes registrations and applications for registration) (collectively, Intellectual Property Rights) which are material to the Group’s ability to conduct its business in the manner in which it is now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with, or to the Issuer’s knowledge infringed, asserted rights of a third party with respect to any such Intellectual Property Rights;

(jj)	by the Closing Date, the Group will become the sole and lawful owner of all of the Key Intellectual Properties free from any Encumbrances;

(kk)
by the Closing Date, Powin Corp would have transferred to the relevant member of the Group all of the Key Intellectual Property Rights and neither Powin Corp nor its Affiliates would be the owner of any of the Key Intellectual Property Right;

(ll)
to the best of the knowledge and belief of the directors of Powin Corp and the Issuer, as at the date of this Agreement and immediately before Closing, all of key technologies and products of the Group can be applied commercially and in an economically viable and profitable manner, and none of them is aware of any situations where any of the key technologies or products of the Group cannot be applied commercially and in an economically viable and profitable manner;

(mm)
the information and communications technologies used by the Issuer and which are material to the conduct of the Issuer’s business, including hardware, proprietary and third party software, services, networks, peripherals and associated documentation are owned by, or properly licensed, leased or supplied under third party contracts to, the Issuer;

(nn)
the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service;

(oo)
each of the Issuer and its Subsidiaries has the ability to pay its debts when they fall due, neither the Issuer nor any of its Subsidiaries is in receivership or liquidation or in the process of being wound up, nor has taken any step to  enter into liquidation, no petition has been presented nor resolution passed  for the winding-up of it, there are no grounds on which a petition or  application could be based for the winding-up or appointment of a receiver of the Issuer or any of its Subsidiaries, nor is there any facts suggesting that an insolvency, liquidation or petition for the winding-up of the Issuer or any of its Subsidiaries may be started and no proceedings for the winding-up or liquidation of the Issuer or any of its Subsidiaries has been threatened against it. Each of the Issuer and its Subsidiaries is not bankrupt, or has taken any step to enter into bankruptcy, and no petition has been presented or threatened to be presented for the bankruptcy of each of the Issuer and its Subsidiaries;

22

(pp)
at the date of this Agreement and the Closing Date, no member of the Group is a party to any agreement which remains subsisting which is (i) not entered into on arm's-length terms and in the ordinary course of business or (ii) incapable of complete performance within three months from the date of this Agreement or (iii) entered into with Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(qq)
at the date of this Agreement, the Issuer owes an amount of no less than US$5,200,000 by way of a loan or promissory note to Powin Corp.  At Closing, there exists no outstanding debt, loan or obligation by any member of the Group to Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(rr)	there is not outstanding any contract to which any member of the Group is a party of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

(ss)
no member of the Group is engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and so far as the Issuer is aware there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against any member of the Group, any of their assets or any of their directors or in respect of which any member of the Group is liable to indemnify any party.

The representations and warranties contained in or given pursuant to this Schedule I shall be repeated at the Closing Date unless otherwise stated.

23

PART B

WARRANTIES AT OPTION CLOSING

In consideration of the Investor entering into this Agreement, Powin Corp and the Issuer, jointly and severally, represent and warrant as follows:

(a)
each of Powin Corp, the Issuer and its Subsidiaries is a company duly incorporated and organised and validly existing under the Laws of its jurisdiction of incorporation or organisation, is not in liquidation or receivership and has full power and authority to own its properties and to conduct its business;

(b)	the group structure chart provided by the Issuer to the Investor is a true, complete and accurate reflection of the Group, its shareholders and Subsidiaries;

(c)	each of the Issuer and its Subsidiaries is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted;

(d)	each of Powin Corp and the Issuer has full power and authority to enter into and, subject to obtaining all necessary approvals from its Shareholders, perform its obligations under this Agreement;

(e)
this Agreement has been duly authorised, executed and delivered by Powin Corp, the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar Laws affecting the rights and remedies of creditors or by general equitable principles;

(f)	the Issuer has full power, authority and capacity to allot and issue the Subscription Shares pursuant to this Agreement under the Articles and By-law of the Issuer and applicable Laws.

(g)	the Subscription Shares, when issued will:

(i)
will be or are fully paid and will rank pari passu in all aspects with the other Shares then outstanding free from all Encumbrances, and together with all rights including dividends, distributions or any return of capital declared and voting rights attaching to them as at the date of issue of the Shares; and

(ii)
will have been duly authorised for issuance by all necessary action on the part of the Issuer and when issued and delivered to the Investor will have been validly issued, fully paid, and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to subscribe for or purchase securities issued by the Issuer.

(h)
as at the date of this Agreement and at Closing, the total number of Firm Shares represent 30 per cent. of the total issued Shares of the Issuer as enlarged by, on a Fully Diluted Basis (but ignoring the Option Shares), the issue of such Firm Shares;

(i)
there are no restrictions applicable to the Subscription Shares generally upon the voting or transfer of any of the Subscription Shares pursuant to the Issuer's constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a Party or by which the Issuer may be bound;

24

(j)	as at the date of this Agreement and immediate before Closing, the Issuer only has 10,000 common stock in issue and outstanding;

(k)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer or its Subsidiaries, nor are there other or similar arrangements to which the Issuer or any Subsidiary is party providing for the issue or purchase of Shares or the subscription for Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(l)
there are no outstanding securities issued by Powin Corp convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from Powin Corp, nor are there other or similar arrangements to which Powin Corp is party providing for the purchase of Shares;

(m)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries are in compliance with, and will at all times comply with, all applicable Laws (including any rules and regulations administered by the Office of Foreign Assets Control of the US Department of the Treasury) to which it is subject;

(n)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, neither the Issuer, any of its Subsidiaries, Affiliates, nor their respective officers, employees, directors, representatives or agents has, directly or indirectly, made or authorized (A) any contribution, payment or gift of funds or property to any official, employee or agent of any Authority, or any candidate for public office, in Hong Kong, the USA or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of the relevant member of the Group, and without prejudice to the foregoing, neither any member of the Group nor any director, officer, agent, employee or Affiliate of any member of the Group, to the best knowledge of the Issuer, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010 and the Issuer and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable Laws relating to anti-bribery in the jurisdictions in which the Group conducts its business;

(o)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering Laws of all relevant jurisdictions (collectively, the Money Laundering Laws), and no action, suit, proceeding, investigation or inquiry by or before any Authority involving any member of the Group with respect to the Money Laundering Laws is pending or, to the best of the Issuer’s knowledge, threatened;

25

(p)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option: (A) neither any member of the Group nor any of its directors, officers, employees, Affiliates or agents, nor any person acting on behalf of any of them, is currently subject to any of the Sanctions Laws and Regulations (as defined below) (as used herein, Sanctions Laws and Regulations means (i) any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions measures imposed by the United Nations Security Council or European Union); (B) there have been no transactions or connections between any member of the Group, on the one hand, and any country, territory, person or entity subject to sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand; (C) the Issuer will not, directly or indirectly, use, lend, contribute or otherwise make available the proceeds from the transaction contemplated hereunder to any member of the Group or other person or entity, for the purpose of financing any activities or business of or with any person or entity, or of, with or in any country or territory, that is subject to any Sanctions Laws and Regulations, or in any other manner that will result in a violation of any of the Sanctions Laws and Regulations; (D) none of the issue of the Subscription Shares, the execution, delivery and performance of this Agreement, or the consummation of the transaction contemplated hereunder will result in a violation of any of the Sanctions Laws and Regulations;

(q)
subject only to satisfaction of the Conditions and clause 4.1, no consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Issuer is required and no other action or thing is required to be taken, fulfilled or done for the issue or allotment of the Subscription Shares or the consummation of the other transactions contemplated by this Agreement except for those which have been, or will on or prior to the Closing Date and the Option Closing Date (if any) be, obtained and are, or will on the Closing Date and the Option Closing Date (if any) be, in full force and effect;

(r)
the execution and delivery of this Agreement, the issue and allotment of the Subscription Shares, the consummation of the transactions contemplated herein and compliance with the terms hereof do not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (A) the documents constituting the Issuer or (B) any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which it or any of its properties are bound, save where such conflict, breach or default would not, individually or in the aggregate in the cause of this clause (B), have a Material Adverse Effect or (ii) infringe any existing applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their properties or assets;

26

(s)
all information in relation to the Group and/or its business supplied or disclosed to the Investor, its Affiliates or any of its employees, officers, representatives or advisors including, without limitation, the answers and documents provided at due diligence meetings (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Investor or the legal and other professional advisers to the Investor) is true and correct in all material respects and not misleading in any material respect and all forecasts and estimates relating to the Group so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to the persons who prepared such forecasts and/or estimates and there has been no material development or occurrence relating to the financial or business condition of the Issuer or the Group since the provision of such information, forecasts or estimates which is not in the public domain and which would reasonably be expected to be material and adverse to the financial or business condition of the Issuer and the Group;

(t)
the audited consolidated financial statements of the Issuer and its Subsidiaries taken as a whole (the Consolidated Group) as at and for the years ended 31 December 2011, 2012 and 2013 have been prepared in accordance with US generally accepted accounting principles, and consistently applied and present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at such respective dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared. Since 31 December 2013 there has been no change nor any development or event reasonably likely to materially adverse to the condition (financial or other), prospects, results of operations or properties of the Issuer and the Consolidated Group respectively;

(u)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no outstanding guarantees or contingent payment obligations of any Group company, in respect of indebtedness of third parties; each Group company is in compliance with all of its obligations under any outstanding guarantees or contingent payment obligations;

(v)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no Group company is engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and no Group company has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by that Group company, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of any Group company or the availability thereof or the requirements of any Group company for capital resources;

(w)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and are owned directly or indirectly by the Issuer, free and clear of any Encumbrances;

(x)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer or its Subsidiaries have the legal right to occupy and use the properties set out in Schedule 6;

(y)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries have such legal and marketable title to all properties and to all assets necessary to conduct the business now operated by them in each case free from Encumbrances and title defects, and any real property or buildings held under lease by the Issuer or any of its Subsidiaries are held by it under valid, existing and enforceable leases, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect;

27

(z)
the Issuer and its Subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, save where the absence would not, individually or in the aggregate, have a Material Adverse Effect, and the Issuer and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit;

(aa)
other than income, profit, capital gain tax or other taxes of a similar nature, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, Hong Kong, the USA, or any other relevant jurisdiction in connection with the allotment or issue of the Subscription Shares or the execution or delivery of this Agreement;

(bb)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there are no police, governmental or regulatory investigations nor any pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or to the best of the knowledge, information or belief of the Issuer any of their respective directors, officers, employees or properties which, if determined adversely to the Issuer or any of its Subsidiaries or any of their respective directors, officers or employers, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement,  and no such investigation, actions, suits or proceedings are to the best of the knowledge, information or belief of the Issuer threatened or contemplated;

(cc)
each of the Issuer and its Subsidiaries has in place all material policies of insurance sufficient and customary for the conduct of its businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and the Issuer and its Subsidiaries have complied in all material respects with the terms and conditions of such policies;

(dd)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.  Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph (v) above in respect of all taxes for all periods as to which the tax liability of the Issuer or any of its Subsidiaries has not been finally determined or remains open to examination by an applicable taxing Authority;

(ee)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no event, circumstance, effect, occurrence or state of affairs or any combination thereof has occurred which would, or could reasonably be expected to have a Material Adverse Effect;

28

(ff)	no injunction, interim or otherwise, has been granted in respect of the Issuer which would prohibit the Issuer to enter into and perform its obligations under this Agreement;

(gg)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries are in compliance with all material provisions of the financing agreements to which it or they are party;

(hh)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Issuer and its Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws necessary to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except that any failure to comply with Environmental Laws or to so obtain such permits, licenses or approvals thereunder would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)
save for the Key Intellectual Property Rights that are to be transferred to the Group pursuant to clause 2.1.1, each member of the Group owns, possesses, or has validly licensed to it, all patents, trademarks, service marks, logos, trade names, internet domain names, copyright (including rights in computer software) and moral rights, database rights, utility models, rights in designs, rights in get-up, rights in inventions, rights in know-how and other intellectual property rights, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world (and registered includes registrations and applications for registration) (collectively, Intellectual Property Rights) which are material to the Group’s ability to conduct its business in the manner in which it is now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with, or to the Issuer’s knowledge infringed, asserted rights of a third party with respect to any such Intellectual Property Rights;

(jj)	by the Closing Date, the Group will become the sole and lawful owner of all of the Key Intellectual Properties free from any Encumbrances;

(kk)
by the Closing Date, Powin Corp would have transferred to the relevant member of the Group all of the Key Intellectual Property Rights and neither Powin Corp nor its Affiliates would be the owner of any of the Key Intellectual Property Right;

(ll)
to the best of the knowledge and belief of the directors of Powin Corp and the Issuer, as at the date of this Agreement and immediately before Closing, all of key technologies and products of the Group can be applied commercially and in an economically viable and profitable manner, and none of them is aware of any situations where any of the key technologies or products of the Group cannot be applied commercially and in an economically viable and profitable manner;

(mm)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the information and communications technologies used by the Issuer and which are material to the conduct of the Issuer’s business, including hardware, proprietary and third party software, services, networks, peripherals and associated documentation are owned by, or properly licensed, leased or supplied under third party contracts to, the Issuer;

29

(nn)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service;

(oo)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, each of the Issuer and its Subsidiaries has the ability to pay its debts when they fall due, neither the Issuer nor any of its Subsidiaries is in receivership or liquidation or in the process of being wound up, nor has taken any step to  enter into liquidation, no petition has been presented nor resolution passed  for the winding-up of it, there are no grounds on which a petition or  application could be based for the winding-up or appointment of a receiver of the Issuer or any of its Subsidiaries, nor is there any facts suggesting that an insolvency, liquidation or petition for the winding-up of the Issuer or any of its Subsidiaries may be started and no proceedings for the winding-up or liquidation of the Issuer or any of its Subsidiaries has been threatened against it. Each of the Issuer and its Subsidiaries is not bankrupt, or has taken any step to enter into bankruptcy, and no petition has been presented or threatened to be presented for the bankruptcy of each of the Issuer and its Subsidiaries;

(pp)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, at the date of this Agreement and the Closing Date, no member of the Group is a party to any agreement which remains subsisting which is (i) not entered into on arm's-length terms and in the ordinary course of business or (ii) incapable of complete performance within three months from the date of this Agreement or (iii) entered into with Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(qq)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there exists no outstanding debt, loan or obligation by any member of the Group to Powin Corp, any of its directors or controlling shareholders or any of their respective Affiliates;

(rr)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, there is not outstanding any contract to which any member of the Group is a party of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

(ss)
other than matters that have been fully and clearly disclosed to the Investor prior to the exercise of the Option, no member of the Group is engaged or proposing to engage in any litigation, arbitration, prosecution or other legal proceedings, and so far as the Issuer is aware there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened against any member of the Group, any of their assets or any of their directors or in respect of which any member of the Group is liable to indemnify any party.

30

SCHEDULE 2

FORM OF OPTION NOTICE

[ON THE LETTERHEAD OF THE INVESTOR]

To: [●]

[Date]

Dear Sirs

SUBSCRIPTION AGREEMENT RELATING TO THE SHARES OF POWIN ENERGY CORPORATION.

We hereby irrevocably exercise the [Initial/Revised] Option contained in clause [3.1.3/3.1.4] of the Subscription Agreement dated [  ] 2014 for [•] of Option Shares (as defined in the Subscription Agreement). Payment for, and delivery of, the Option Shares shall take place on [●] (the Option Closing Date).

Yours faithfully

[  ] LIMITED

By:

[Name]

Director/[Title of authorised officer]

31

SCHEDULE 3

list of key employees

Virgil L. Beaston

32

SCHEDULE 4

list of key intellectual properties

33

SCHEDULE 5

Conduct of Business Before Closing

Pending Closing the Issuer shall procure that, without the prior written consent of the Investor, no member of the Group shall:

1.	create, allot or issue any shares or agree, arrange or undertake to do any of those things;

2.	give or agree to give any option, right to acquire or call (whether by conversion, subscription or otherwise) in respect of any of its share or loan capital;

3.
acquire or agree to acquire an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

4.
acquire or dispose of, or agree to acquire or dispose of, any material assets, businesses or undertakings or any material revenues or assume or incur, or agree to assume or incur, any material liability, obligation or expense (actual or contingent);

5.	pass any resolution by its members in general meeting or make any alteration to its articles of association;

6.	declare, make or pay any dividend or other distribution;

7.	enter into any contract, liability or commitment which is incapable of being terminated within 3 months or could involve expenditure or liability which is of a material nature;

8.
create, grant or allow to subsist any Encumbrance or other agreement or arrangement which has the same or similar effect to the granting of security in respect of all or any part of the undertaking, property or assets of any member of the Group;

9.
repay (other than in the ordinary course of business), acquire, redeem or create any borrowings or other indebtedness or obligation in the nature of borrowings (including obligations pursuant to any debenture, bond, note, loan stock or other security and obligations pursuant to finance leases);

10.	make any advance, loan or deposit of money other than in the ordinary course of business or cancel, release or assign any indebtedness owed to it;

11.	make, or agree to make, any material capital commitments or expenditure;

12.	lease, license or part with or share possession or occupation of any property held or occupied or which may be acquired by any member of the Group or enter into an agreement or arrangement to do so;

13.
enter into, amend the terms of, or terminate any partnership, joint venture or other profit sharing agreement, provided that a counterparty's termination of such an agreement shall not be a breach of this paragraph;

34

14.	make any material change to the management and organisation of the Group or the manner in which they carry on the business, unless otherwise required pursuant to the terms of this Agreement;

15.	modify or terminate any rights under any of its contracts which are material to the businesses of the Group;

16.	remove or allow to be removed from any premises of the Group any plant and machinery;

17.	disclose or agree to disclose to any person any technical or confidential information of any member of the Group;

18.	fail to renew or fail to take any action to defend or preserve any Intellectual Property Rights or know how;

19.	enter into any agreement or arrangement to license, part with or share any Intellectual Property Rights;

20.	initiate, settle or abandon any claim, litigation, arbitration or other proceedings or make any admission of liability by or on behalf of any member of the Group;

21.
make any material change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non-contractual), working practices or collective agreements relating to such practices of any employee or category of employees, other than pursuant to the terms of this Agreement;

22.
make any change in the remuneration of or (without limitation) other terms of employment of or vary the duties of or dismiss or terminate the employment of any employee or director of any member of the Group, other than pursuant to the terms of this Agreement;

23.	enter into any transaction with any person otherwise than at arms' length and for full value;

24.	make any proposal for the winding up or liquidation of any member of the Group;

25.	propose any scheme or plan of arrangement, reconstruction, amalgamation or demerger;

26.	change its accounting reference date;

27.
change its auditors or make any change to its accounting practices or policies, except where such change is recommended by its auditors as a consequence of a change in generally accepted accounting practices or policies applicable to companies carrying on businesses of a similar nature, or as a consequence of a change in law;

28.
redeem or purchase any shares or reduce its issued share capital, or any uncalled or unpaid liability in respect thereof, or any capital redemption reserve, share premium account or other reserve that is not freely distributable;

29.	create or amend any employee share scheme, or grant or issue any options under any such scheme;

30.
adopt or participate in any pension scheme (other than its existing pension schemes) or amend any of its existing pension schemes or review any such scheme or vary or cease contributions made to any such scheme; or

35

31.	agree, undertake or otherwise give any binding undertaking to do any of the same.

36

SCHEDULE 6

list of material properties

20550 SW 115th Ave., Tualatin, OR97062, State of Oregon, USA

37

SCHEDULE 7

form of shareholders' agreement

38

SCHEDULE 8

Reoranisation

Steps to be taken so that the Issuer will be independent from Powin Corp in all respects at Closing as to the following:

1.           The Issuer shall have its bank accounts independent from Powin Corp.

2.	Bank account signatories shall not comprise of any person who is not a director or an employee of the Issuer.

3.	The computer and accounting systems of the Issuer shall have adequate security measures which restricts access of such systems by any person who is not a director or an employee of the Issuer.

4.	The Issuer shall maintain its own insurance policies.

39

Schedule 9

Transitional arrangements

Steps to be taken so that the Issuer will be independent from Powin Corp in all respects by 31 December 2014 as to the following:

1.	The Issuer shall have entered into its own tenancy agreement to occupy the premises used by it independent from the tenancy of Powin Corp.

2.	Save as otherwise agreed by the Investor, the Issuer shall not share any employees or independent contractors with Powin Corp.

3.	The Issuer shall have its computer and accounting systems which are independent from Powin Corp.

40

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

Signed as a Deed by POWIN CORPORATION

By:

Name:

Title:

Signed by POWIN ENERGY CORPORATION

By:

Name:
Title:

41

Signed by SF SUNTECH INC.

By:

Name:

Title:

42

Exhibit  10.20

………………………….. 2014

(1)           POWIN CORPORATION
and
(2)           SF SUNTCH INC.
and
(3)           POWIN ENERGY CORPORATION
and
(4) MR. JOSEPH LU

SHAREHOLDERS' AGREEMENT

THIS AGREEMENT is made on                       2014

BETWEEN:

1.	POWIN CORPORATION, a corporation incorporated in the State of Nevada, US, whose principal place of business is at 20550 SW 115th Ave., Tualatin, OR97062, in the State of Nevada, US ("Founder");

2.	SF SUNTCH INC., a corporation incorporated under the laws of the State of Delaware, whose correspondence address is at Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong ("Investor");

3.
POWIN ENERGY CORPORATION, a corporation incorporated under the laws of the State of Oregon, US, whose principal place of business is at 20550 SW 115th Avenue, Tualatin, OR 97062, in the State of Oregon, US ("Company"); and

4.	MR. JOSEPH LU, holder of United States Identity Card Number #441990154and whose address is at 333 NW9th Avenue #1212, Portland, in the State of Oregon, 97209 USA (Mr. Lu).

WHEREAS:

(A)	The Company was incorporated in the State of Oregon, US on 8-9-2010.

(B)	The corporate structure of the Group as at the date of this Agreement is set out in Schedule 1.

(C)
The Investor has entered into a subscription agreement dated August     , 2014 with the Company and the Founder, pursuant to which the Investor agreed to, among other things, subscribe for 4,286 Shares (the "Subscription Agreement").

(D)	The Shareholders and the Company have agreed to make provision for the management and administration of the Company's affairs on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each of the following words and expressions shall, unless the context requires otherwise, have the following meanings:

"Arbitrator" has the meaning given to it in clause 12.2;

"Articles" means the amended and restated memorandum and articles of association adopted by the Company by special resolution on [*] and as further amended from time to time;

"Auditors" means Deloitte Touche Tohmatsu;

"Board" means the board of Directors from time to time;

"Business" means the design, production and operation of power storage management systems, electric motor vehicles charging stations / systems and other power storage related business;

"Business Day" means any day (other than a Saturday and Sunday) when banks in the US and Hong Kong are open for the transaction of normal business;

"Claim" has the meaning given to it in clause 12.2;

"Deed of Adherence" means, in the case of a transfer of Shares, a deed substantially in the form set out in Schedule 2 and in the case of an allotment and issue of Shares, a deed substantially in the form set out in Schedule 3;

"Defaulting Shareholder" has the meaning given to it in clause 8.2.1;

"Directors" means directors of the Company from time to time;

"Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, or other agreement or arrangement which has the same or a similar effect to the granting of security;

"Event of Default" has the meaning given to it in clause 8.1;

"Financial Year" means each calendar year ending on 31 December;

"Group" means the Company and every subsidiary of the Company from time to time, or any of them as the context requires, and "member of the Group" and "Group Company" shall have a corresponding meaning;

"Holding Company" means a company which (a) controls the composition of the board of directors of that other company; (b) controls more than half of the voting rights in that other company; or (c) holds more than half of that other company's issued share capital.

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"Initial Option" has the meaning given to it in the Subscription Agreement;

"Investor's Director" means any Director appointed by the Investor pursuant to this Agreement;

"JAMS" has the meaning given to it in clause 12.2;

"Key Employees" has the meaning given to it in the Subscription Agreement;

"Key Shareholders" means both the Founder and the Investor;

"Listing" means the listing of all or part of the share capital of the Company (or a substantial part of the business of the Group) on an internationally recognised stock exchange, including but not limited to NASDAQ Stock Market;

"Major Shareholder" means the Shareholder who together with its Related Company holds more than 51% of the issued share capital of the Company from time to time;

"Option" has the meaning given to it in the Subscription Agreement;

"Permitted Transferee" has the meaning given to it at clause 5.2.1;

"Related Parties" means in relation to a corporate entity, (i) its shareholder, (ii) a director or officer of that corporate entity, (iii) its subsidiaries, holding companies and all subsidiaries of any such holding companies; and in relation to a natural person, (i) a Relative, and (ii) any person controlled by such person or by his or her Relative;

"Related Company" means in relation to a company, a wholly owned subsidiary, its Holding Company or any wholly owned subsidiary of such Holding Company;

"Relative" means any spouse of such person or any parent, any child, grandparent, grandchild, sibling, uncle, nephew, niece of such person of his or her spouse;

"Revised Option" has the meaning given to it in the Subscription Agreement;

"Shares" means shares of common stock of the Company or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company;

"Shareholders" means the holders of Shares from time to time who (i) are parties to this Agreement and/or (ii) have entered into a Deed of Adherence in respect of such Shares;

"Shareholder Rights" mean, in relation to a Share, the voting and other rights attaching to such Share together with the other rights of the holder of such Share pursuant to this Agreement;

"Subscription Agreement" has the meaning given to it in Recital (C);

"subsidiary" includes, in relation to any person: (i) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that person or which, under relevant laws or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person;

"Taxation" or "Tax" means all forms of tax, duty, rate, levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the US, Hong Kong or elsewhere and any interest, penalty or fine in connection with any taxation, and any liability to make a payment by way of reimbursement, recharge, indemnity, damages or management charge connected in any way with any taxation and regardless of whether any such taxes, duties, rates, levies, charges, imposts, withholdings, interest, penalties or fines are chargeable directly or primarily against or attributable directly or primarily to the Company, any of its subsidiaries or any other person and of whether any amount in respect of any of them is recoverable from any other person; and

"United States" or "US" means the United States of America; and

"US$" or "US dollar" means the United States dollar, the lawful currency of the United States.

1.2	Construction

In this Agreement, except where the context otherwise requires:

1.2.1	any reference to this Agreement includes the Schedules to it each of which forms part of this Agreement for all purposes;

1.2.2
a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced;

1.2.3	words in the singular shall include the plural and vice versa;

1.2.4	references to one gender include other genders;

1.2.5	a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association, a partnership or to an individual's executors or administrators;

1.2.6	a reference to a clause, paragraph or Schedule shall be a reference to a clause, paragraph or Schedule (as the case may be) of or to this Agreement;

1.2.7	references to "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible;

1.2.8	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

1.2.9	references to writing shall include any modes of reproducing words in any legible form and shall include email except where expressly stated otherwise;

1.2.10	a reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;

1.2.11	a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation";

1.2.12	the contents page and headings in this Agreement are for convenience only and shall not affect its interpretation;

1.2.13	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; and

1.2.14	any reference to a time or date in this Agreement shall, unless otherwise stated, be a reference to Hong Kong time or a day under Hong Kong time zone.

2.	BUSINESS OF THE COMPANY

2.1	Nature of Business

2.1.1	It is the intention of the parties that at all times during the continuance of this Agreement the business of the Group shall comprise the Business.

2.1.2	Each Shareholder undertakes to each other to use all reasonable endeavours to promote the interest of the Group in connection with the Business.

2.2	Undertakings with regard to the conduct of the Business

2.2.1	Each of the Shareholders undertakes to each other:

(A)	to exercise its respective rights and powers under this Agreement and as a holder of Shares to ensure, so far as it lawfully can, that the provisions of this Agreement are complied with; and

(B)
to procure so far as it is able to do so, that any Director appointed by it shall so act and vote in relation to the affairs of the Company (subject always to the fiduciary duties of such Directors to the Company) to ensure that the Business and all the affairs of the Company are carried on in a proper manner and bona fide in the best interests of the Company.

2.2.2	The Company shall comply with the requirements and standards relating to the conduct of the Business and its affairs as referred to in clause 2.2.1(B).

2.3	Use of Subscription monies

2.3.1
The parties agree that, the aggregate sum of US$25,000,000 paid by the Investor as consideration for the Shares issued to it pursuant to the Subscription Agreement shall be applied by the Company as follows:

(i)	as to US$5.2 million, to repay an existing shareholder's loan of no less than US$5.2 million provided to the Company by the Founder; and

(ii)	as to US$19.8 million for purposes approved by the Board.

2.4	Shareholders' rights of examination and supply

Each of the Shareholders (and its representatives) shall be entitled to examine (at its own cost) the books, records, accounts and other documents and information of, or belonging to, each Member of the Group as such Shareholder may reasonably require from time to time, and shall on reasonable request from time to time be supplied with all information, including copies of all published accounts, Directors' reports, notices of meetings of each Member of the Group and all other circulars and notices issued or given to shareholders of, or those dealing with, any Member of the Group, relating to the Business or otherwise to the assets, affairs and financial or other position of the Group, provided that such examination and/or the provision of such information would not materially adversely affect the day-to-day operations of the Business.

2.5	Rights of Directors to disclose information to Shareholders

The Directors may disclose any information received from the Company or relating to the Business or otherwise to the assets, affairs and financial or other position of the Group to the Shareholders.

2.6	Waiver of right of objection

So far as it lawfully can, neither the Company nor (as the Company shall procure) any other Member of the Group, nor any Shareholder shall raise any objection to the disclosure of any information pursuant to clause 2.5 or clause 10.4, nor allege any breach of any duty of confidence to the Company or any Member of the Group as a result of any such action.

2.7	Material developments

The Company shall as soon as reasonably practicable procure that all material actual and materially important developments as foreseen by the Company regarding the Group's affairs are communicated to the Directors at meetings of the Board (or through Board papers) or in writing to the Directors.

2.8	Notice of breaches

The Company shall as soon as reasonably practicable procure that notice is given to the Directors at meetings of the Board (or through Board papers) and in writing to the Shareholders of any event known to the Company which constitutes a material breach of any of:

2.8.1	the obligations of the Company or the Founder under this Agreement; or

2.8.2	the Articles.

2.9	Audits and review

Any Shareholder may from time to time require that (at its own cost) one additional audit of the Business and any other affairs of the Company and/or any Member of the Group is carried out (in addition to the annual audit by the Auditors for that financial year), and shall in such case be entitled to designate a person to carry out such audit on its behalf. Such person (which may, but need not, be the Shareholder itself, the Auditors or an adviser, consultant or contractor of a Shareholder, save that such advisers, consultants or contractors will be required to enter into a confidentiality agreement with the Company before commencing the audit) shall (at the relevant Shareholder's own cost) be entitled:

2.9.1	to within reasonable hours, visit and inspect any premises of the Group and to discuss the affairs, finances and accounts of the Group with its officers and employees; and

2.9.2	to inspect and request and retain copies of any books, records, accounts and other documents and information relating to the Business or any other affairs of the Group,

and each Member of the Group shall be required to afford such access and co-operation as may be reasonable in the circumstances to facilitate the carrying out of such audit or other affairs provided always that such visits, inspections and/or requests would not materially adversely affect the day-to-day operations of the Business.

3.	GENERAL UNDERTAKINGS

3.1	Company undertakings

3.1.1	Compliance with Agreement

To the extent permitted by applicable law, the Company shall duly and punctually perform, enforce and comply with all its rights and obligations pursuant to this Agreement.

3.1.2	Conduct of the Business

The Company undertakes, so far as it lawfully can, to carry on the Business in accordance with the provisions of this Agreement and of the Articles, and to procure, so far as it lawfully can, that each Member of the Group shall comply in all respects with the provisions of this Agreement.

3.1.3	Compliance with law

The Company undertakes so far as it lawfully can, without prejudice to clause 3.1.4, to procure that the Business of the Group shall be properly managed and shall comply with all applicable laws and that the Group shall maintain all licences, consents and authorisations whatsoever which are required or necessary to carry on the Business from time to time.

3.1.4	Reserved matters

The Company undertakes to procure that none of the activities specified in Part A of Schedule 4 shall be carried out by the Company or by any member of the Group without the prior approval of both of the Key Shareholders.  The Company further undertakes that none of the activities specified in Schedule Part B of Schedule 4 shall be carried out by the Company or by any member of the Group without the prior approval by way of a duly passed resolution of the Board.

3.1.5	Pre-emptive rights and future issues

(A)
Other than Shares to be issued (i) pursuant to the exercise of the Option by the Investor or (ii) as part of a share offering conducted in connection with a Listing, if the Company intends to issue or grant any new securities, such securities shall first be offered to all Shareholders on a pro rata basis, provided that if any Shareholder does not take up all of its share, the other Shareholders shall be entitled to subscribe for the remaining securities on a pro rata basis as between such other Shareholders, unless this pre-emptive right is waived by the Key Shareholders (for themselves and on behalf of other Shareholders (if any)).

(B)
Subject to (A) above, any securities not subscribed for by the Shareholders may be offered by the Board to any third party on the same terms and subject to the fulfilment of the same conditions as offered to the Shareholders pursuant to clause 3.1.5(A), provided that such third party shall, as a condition of being registered as the holder of such securities, enter into a Deed of Adherence.

(C)	The Company shall not allot and issue Shares or register any allotment and issue of such Shares to such third party unless it has entered into the Deed of Adherence.

3.2	Shareholders' undertakings

3.2.1	Restriction on disposal of Shares

Each of the Shareholders undertakes to each other and to the Company that, unless otherwise agreed by each Shareholder, it shall not at any time transfer or otherwise dispose of any Shares or of any interest in or option over any Shares in any case otherwise than (i) in accordance with Schedule 5 and the Articles or (ii) as part of a share offering conducted in connection with the Listing.   Each of the Shareholders further undertakes to each other that it shall not create any Encumbrance over Shares held by it without the prior consent of the other Shareholders.

3.2.2	Proxies and corporate representatives

Each of the Shareholders undertakes to each other and to the Company that it shall not at any time appoint more than one proxy or corporate representative to represent it at any meeting of the Shareholders.

3.2.3	Exercise of rights

Each of the Shareholders undertakes to each other and to the Company that where it holds Shares on behalf of more than one person then if it exercises the rights attached to the Shares, it will exercise them in respect of all of the Shares that it holds and will exercise all of those rights in the same way.

3.2.4	Reserved matters

Each of the Shareholders undertakes to each other to exercise its Shareholder Rights to procure, so far as it lawfully can, members of the Group can only carry out the activities specified in Part A of Schedule 4 upon obtaining the prior approval the Key Shareholders and activities specified in Part B of Schedule 4 upon obtaining the prior approval by way of a duly passed resolution of the Board.

3.2.5	Cooperation with the Company

To the extent that any matters require, whether pursuant to laws or the Articles, the approval of the Shareholders, unless such matter is a reserved matter specified in Schedule 4, each of the Shareholders undertakes to each other to exercise its Shareholder Rights to approve such matters that have been duly approved, authorised or recommended by the Board.

3.3	All party undertakings

3.3.1	Compliance with the Articles

Each Shareholder agrees that at all times for the duration of this Agreement it shall fully and punctually perform and comply with all obligations on its part under the Articles.  Each of the Parties undertakes to procure that the Articles of the Company shall be amended to incorporate the relevant provisions of this Agreement as soon as practicable and in no event later than 60 days from the date of this Agreement.

3.3.2	Effect of undertaking

It is agreed that it is the intention of the parties that the effect of the undertaking contained in clause 3.3.1 is that each provision of the Articles shall be enforceable by the parties inter se and in whatever capacity.

3.4	Miscellaneous

3.4.1	Approval process

Where the prior approval of the Key Shareholders is required under this Agreement, such approval may only be given:

(A)
by each of the Key Shareholders voting in favour of a resolution in respect of that matter at a meeting of the Company duly convened and held, such votes being recorded in the minutes of such meeting; or

(B)	by each of the Key Shareholders signing a written resolution in respect of that matter.

For the avoidance of doubt, where approval from the Key Shareholders is required, a quorum shall only exist at the relevant meeting of the Shareholders if all of the Key Shareholders are present or represented by proxy.

3.4.2	Undertakings separate

Each of the undertakings and parts of undertakings contained in this clause 3 and Schedule 4 is separate and severable and in the event of any such undertaking being determined as unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining undertakings or (in the case of undertakings unenforceable in part) the remainder of that undertaking.

4.	THE BOARD OF DIRECTORS

4.1	Directors

4.1.1	Subject to the provisions of clause 4.1.2, each Shareholder agrees to exercise its Shareholder Rights to procure, so far as it lawfully can, that so long as the Investor holds Shares:

(A)	the Investor shall be entitled (but not obligated) to appoint four out of seven of the directors of the Company and each Group Company;

(B)	the Founder (together with their respective Related Persons) shall be entitled (but not obligated) to appoint three out of seven of the directors of the Company and each Group Company;

(C)
an Investor's Director appointed pursuant to this Agreement and the Articles may at any time be removed from office by the Investor and the Investor may appoint another person approved as aforesaid in his place; and

(D)
a Founder's Director appointed pursuant to this Agreement and the Articles may at any time be removed from office by the Founder and the Founder may appoint another person approved as aforesaid in his place.

4.1.2
Each Shareholder agrees to exercise its Shareholder Rights to procure, so far as it lawfully can, that if neither of the Initial Option nor the Revised Option has been exercised by the Investor by the time at which such options lapse under the Subscription Agreement and so long as the Founder is the holder of no less than 60% of the total issued Shares at such time and thereafter:

(A)	the Investor shall be entitled (but not obligated) to appoint three out of seven of the directors of the Company and each Group Company;

(B)	the Founder (together with their respective Related Persons) shall be entitled (but not obligated) to appoint four out of seven of the directors of the Company and each Group Company;

(C)
an Investor's Director appointed pursuant to this Agreement and the Articles may at any time be removed from office by the Investor and the Investor may appoint another person approved as aforesaid in his place; and

(D)
a Founder's Director appointed pursuant to this Agreement and the Articles may at any time be removed from office by the Founder and the Founder may appoint another person approved as aforesaid in his place.

4.1.3
Each Shareholder agrees to exercise its Shareholder Rights to procure and the Company agrees to procure, so far as it lawfully can, that the Board and each board of the Group Company shall consist of 7 members.

4.2	Board meetings

Unless the Investor agrees otherwise:

4.2.1	the Directors shall meet at least once every quarter (or otherwise as determined by the Board);

4.2.2	the Company shall provide each of the Directors with not less than ten (10) clear Business Days' notice of each Board meeting;

4.2.3
the Company shall send to each of the Directors an agenda, to arrive at least five (5) clear Business Days before a Board meeting (including a copy of the latest available monthly management accounts, the management discussion and analysis of the relevant quarter, and all background papers reasonably relevant to the meeting);

4.2.4	the Company shall send a copy of the minutes of the meeting to each of the Directors as soon as practicable after such a meeting;

4.2.5	subject to clauses 3.1.4 and 3.4, all business shall be conducted at such meeting in accordance with the provisions of the Articles and clause 4.2.6;

4.2.6
a quorum for any meeting of the Board shall exist if at least 50% of the Directors from time to time (including at least one Director appointed by the Founder and one Director appointed by the Investor) are present or represented by an alternative.  If a quorum is not present at a meeting of the Board at the time when any business is considered any Director may require that the meeting be reconvened; and

4.2.7
subject to all matters requiring approval under sub-clause 3.2.4, all decisions at meetings of the Board shall be put to the vote and shall require a simple majority vote of all Directors present.  Resolutions of the Board shall be deemed to be validly passed if passed by a written resolution signed by all the Directors.

5.	LISTING

5.1	Listing

5.1.1
The parties record their intention to work towards a Listing on or before the forth anniversary of the date of this Agreement, subject always to the financial and commercial requirements of the Group and the benefits likely to accrue to the Company at the time in question.

5.1.2	The Company shall use all reasonable endeavours to implement a Listing in accordance with clause 5.1.1 above.

5.2	Co-operation

Subject to clauses 3.1.4 and 3.4, if the Board resolves that it wish to seek a Listing, each Shareholder shall (at the cost of the Company):

5.2.1
co-operate fully with, and procure, so far as it lawfully can, that any person to whom it has transferred Shares in accordance with paragraph 8 of Schedule 5 (a "Permitted Transferee") shall co-operate fully with, the Company and its financial and other advisers in order to achieve the Listing;

5.2.2
agree with the other parties and procure, so far as it lawfully can, that any such Permitted Transferee agrees with the other parties, such amendments to the Articles and/or this Agreement (including if relevant the replacement of the Articles) as are determined by the Board (in accordance with the Articles and clauses 3.1.4 and 3.4) to be reasonably necessary in order to achieve such Listing or as are required by the relevant stock exchange or any other relevant regulatory body as a condition of such Listing (provided, however, that no Shareholder shall thereby be required to agree to any such amendment which shall have the effect of imposing upon it an obligation to contribute a greater amount of capital or other funds (whether in cash or kind) to the Company than it is already obliged to contribute) or a variation of the rights to the shares or stock of the Company that they hold; and

5.2.3
do all such acts and things and execute all such documents and deeds as it may reasonably be requested to do so by the Company in connection with or for the purposes of Listing including without limitation, exercising the voting rights attaching to any Shares owned by it at that time in favour of any resolutions reasonably proposed by the Company and agreeing to any customary lock up and/or restriction on dealings in securities of the Company following Listing.

5.3	Demand and Piggyback Registration Rights

The parties agree that the Investor shall have the rights to register its Shares from time to time in accordance with the terms, and subject to the conditions set forth in Schedule 7:

6.	PROTECTION OF THE BUSINESS

6.1	In this clause:

6.1.1
"Competing Business" means any business carried on within the United States and the People's Republic of China which wholly or partly competes or proposes to compete with the Business or with any business which at the Termination Date the Company proposes to carry on in the immediate or foreseeable future;

6.1.2	"Restricted Goods or Services" means goods or services of the same type as or similar to or competitive with any goods or services supplied by the Company in carrying on the Business;

6.1.3	"Restricted Parties" means Mr. Lu and Powin Corporation;

6.1.4	"Termination Date" means the earlier of the date of termination of this Agreement or the date the Restricted Party ceases to hold any Shares; and

6.1.5
references to acting directly or indirectly include (without prejudice to the generality of that expression) acting alone or on behalf of any other person or jointly with or through or by means of any other person.

6.2
Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly carry on or be engaged or interested in a Competing Business, save that it may hold for investment up to 5% of any class of securities of any Competing Business quoted or dealt in on a recognised stock exchange.

6.3
Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly accept orders for or supply or cause orders to be accepted for or cause to be supplied Restricted Goods or Services to any person:

6.3.1
who, to its knowledge, was provided with goods or services by the Group in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date; or

6.3.2
who, to its knowledge, was negotiating with any member of the Group in relation to orders for or the supply of goods or services in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date.

6.4
Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly solicit, canvass or approach or endeavour to solicit, canvass or approach or cause to be solicited, canvassed or approached any person:

6.4.1
who, to its knowledge, was provided with goods or services by the Group in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date; or

6.4.2
who, to its knowledge, was negotiating with any member of the Group in relation to orders for or the supply of goods or services in the course of the carrying on of the Business at any time within the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, at any time during the 18 months up to and including the Termination Date;

for the purpose of offering to that person Restricted Goods or Services.

6.5
Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly solicit, canvass or approach or endeavour to solicit, canvass or approach or cause to be solicited, canvassed or approached for the purpose of obtaining the supply of goods or services of the same type as or similar to any goods or services supplied to any member of the Group in the course of the carrying on of the Business any person who, to its knowledge, supplied the Company with any such goods or services at any time:

6.5.1	during the preceding 18 months, where the Agreement has not terminated; or

6.5.2	where the Agreement has terminated, during the 18 months up to and including the Termination Date,

where it is reasonably likely that such soliciting, canvassing or approaching would, if successful, materially prejudice the Group's ability to procure or the terms on which it is able to procure the supply of such goods or services.

6.6
Each of the Restricted Parties covenants with each of the other parties that, during the continuance of this Agreement and until the expiration of 18 months from the Termination Date, it shall not (and shall procure that none of its Related Parties shall) directly or indirectly:

6.6.1
solicit or entice away or endeavour to solicit or entice away or cause to be solicited or enticed away from any member of the Group any person who is, and, where the Agreement has terminated, was at the Termination Date, employed or directly or indirectly engaged by any member of the Group in an executive, sales, marketing, research or technical capacity  or any of the Key Employees, with a view to inducing that person to leave such employment or engagement (whether or not such person would commit a breach of his contract of employment or engagement by reason of leaving);

6.6.2
solicit or endeavour to solicit or cause to be solicited any person who was at any time during the preceding 18 months, where the Agreement has not terminated, or, where the Agreement has terminated, during the18 months up to and including the Termination Date, employed or directly or indirectly engaged by any member of the Group who, by reason of their employment or engagement, possesses any trade secrets or a material amount of confidential information concerning the Business or is likely to be able to solicit away from the Group the custom of any person to whom the Group supplies goods or services, with a view to inducing that person to act in the same or a materially similar capacity in relation to the same or a materially similar field of work for another person carrying on business in competition with the Group (whether or not such person would commit a breach of his contract of employment or engagement by reason of so acting).

6.7
Each of the restrictions set out in sub-clauses 7.2 to 7.6 is separate and severable and, in the event of any such restriction (including the defined expressions in sub-clause 7.1 being determined as unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining restrictions or, in the case of part of a restriction being unenforceable, the remainder of that restriction.  The restrictions in sub-clause 7.2 shall be deemed to be separate and severable in relation to each of the countries set out in sub-clause 7.1.1.

7.	DEFAULT

7.1	General Events of Default

A Shareholder commits an event of default (an "Event of Default") if:

7.1.1
it does not pay any amount due and payable by it under this Agreement and such amount remains unpaid after the expiry of thirty (30) days following the giving by any of the other Shareholders to such Shareholder of a notice requiring such payment to be made; or

7.1.2
an order is made by a court of competent jurisdiction, or a resolution is passed, for the bankruptcy, liquidation or administration of such Shareholder or a notice of appointment of an administrator of such Shareholder is filed with a court of competent jurisdiction (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Shareholders);

7.1.3
any step is taken (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other Shareholders) to appoint a manager, receiver, administrative receiver, administrator, trustee or other similar officer of such Shareholder or in respect of such Shareholder or any of its assets which include either (i) the Shares held by that Shareholder or (ii) shares or other securities in that Shareholder;

7.1.4	it convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors;

7.1.5
it commits a material breach of this Agreement and (if capable of remedy) fails to remedy the same (or establish plans to remedy the same in a manner reasonably satisfactory to the other Shareholders) within twenty (20) Business Days of notice to do so being given by the other Shareholders (and in respect of which such other Shareholders expresses its intention to exercise its rights under this clause); or

7.1.6	it is unable to pay its debts as they fall due.

7.2	Consequences of an Event of Default

7.2.1
On the occurrence of an Event of Default committed by a Shareholder (a "Defaulting Shareholder") then, without prejudice to the Defaulting Shareholder's obligations under this Agreement and to any other rights or remedies available to any of the other parties with respect to the Defaulting Shareholder, any of the other Shareholders shall be entitled by notice in writing to the Defaulting Shareholder (copied to the Company) at any time whilst such Event of Default subsists to require:

(A)	that the Defaulting Shareholder shall not exercise its right to attend and vote at general meetings of the Company or execute written resolutions; and

(B)	that any Director appointed by the Defaulting Shareholder shall be suspended.

7.2.2
Pursuant to the right granted to them under the Articles, the Shareholders agree, and give notice of such agreement to the Company, that whenever any notice is given pursuant to clause 8.2.1(B), no Director who is the subject of such notice shall be required in order to constitute a quorum for the transaction of business at a meeting of the Board and the quorum requirements for meetings of the Board as set out in this Agreement and the Articles shall, in those circumstances, be construed accordingly.

7.3	General Indemnity

A Defaulting Shareholder shall on demand from any other party, indemnify such other party against any loss, cost, claim, damage or expense (including but not limited to legal fees) suffered or incurred:

7.3.1
as a result of any default by the Defaulting Shareholder in the performance of any of the obligations expressed to be performed by it under this Agreement or as the result of an occurrence of an Event of Default which has occurred in relation to such Defaulting Shareholder; or

7.3.2	in connection with the enforcement, preservation or protection of any rights against the Defaulting Shareholder under this Agreement.

7.4	Default Interest

If any party fails to pay any amount due and payable by it under this Agreement or under any judgment in connection with this Agreement, such party shall pay to the party or parties to whom the same was due, interest on such overdue amount including overdue interest under this clause from the due date until the date of actual payment, as well after as before judgment, at a rate of 5% per annum above the base rate from time to time of The Hongkong and Shanghai Banking Corporation Limited.

8.	TERMINATION

8.1	Full termination

This Agreement shall remain in full force and effect as between all the parties until the earlier of:

8.1.1	the dissolution of the Company; or

8.1.2	a Listing; or

8.1.3	the agreement of all the parties that it be terminated.

8.2	Partial termination

Without prejudice to clause 9.1, this Agreement shall terminate, as between a Shareholder and the other parties only, upon the transfer of all (but not some only) of the Shares owned by that Shareholder pursuant to the provisions of the Articles and this Agreement (other than a transfer in accordance with paragraph 8 of Schedule 5).

8.3	Consequences of termination

8.3.1
Termination of this Agreement shall be without prejudice to any accrued rights or obligations of the parties up to the date of termination; and the provisions of clauses 1 and 10 to 12, shall remain in full force and effect notwithstanding termination.

8.3.2
On ceasing to be a Shareholder, the former Shareholder shall return to the Company or destroy any information of the kind referred to in clause 10.1.2 and 10.1.3, except to the extent that clauses 10.2.1 and/or 10.2.2 apply to such information.

8.3.3	Notwithstanding clause 9.3.2, the former Shareholder may retain any information of the kind referred to in clause 10.1.2 and 10.1.3:

(A)	which is referred to in its board minutes or in documents referred to therein; and/or

(B)	which it is impracticable to expunge from a computer, word processor or other device,

in each case without prejudice to any duties of confidentiality in respect of that information so retained.

9.	CONFIDENTIALITY AND ANNOUNCEMENTS

9.1	General restrictions

Subject to the exceptions provided in clauses 10.2 and 10.3, none of the parties shall, at any time, whether before or after the expiry or sooner termination of this Agreement, without the written consent of the other parties, divulge or permit its officers, employees, agents, advisers or contractors to divulge to any person (other than to any respective officers or employees of a party or a person to whom, in each case, disclosure of information is permitted by this Agreement and who require the same to enable them properly to carry out their duties):

9.1.1	the existence of any of the contents of this Agreement or any document entered into pursuant to it;

9.1.2
any information which it may have or acquire (whether before or after the date of this Agreement) relating to the Business and/or any customers of or suppliers to the Business, or otherwise to the business, assets or affairs of the Group or any member of the Group; and/or

9.1.3
any information which, as a consequence of the negotiations relating to this Agreement or of a party being involved in the Business or any member of the Group in any manner whatsoever (including as a Shareholder and as an appointor of a Director) or performing or exercising its rights and obligations under this Agreement, any party may have acquired (whether before or after the date of this Agreement) with respect to the customers, business, assets or affairs of any other party.

9.2	Exceptions

The confidentiality obligations imposed by clause 10.1 shall not apply to the disclosure of any information by a party (the "disclosing party"):

9.2.1	which now or hereafter comes into the public domain otherwise than as a result of a breach by the disclosing party of its undertaking of confidentiality under this Agreement;

9.2.2
which was lawfully in the disclosing party’s possession prior to disclosure by the disclosing party, or now or hereafter becomes available to the recipient from a source where such source is not bound by any obligation of confidentiality in relation to such information;

9.2.3	which is required by law or any applicable regulatory authority to be disclosed to any person or any person who is authorised by law to receive the same;

9.2.4
which is required to be disclosed by the regulations of any recognised exchange upon which the share capital of the disclosing party or its Holding Company is or is proposed to be from time to time listed or dealt in;

9.2.5	which is required to enable the disclosing party to enforce its rights under this Agreement or any document entered into pursuant to it;

9.2.6	to a court, arbitrator or administrative tribunal in the course of proceedings before it to which the disclosing party is a party in a case where such disclosure is required by such proceedings;

9.2.7	to any professional advisers to, and consultants, employees or agents of, the disclosing party who are bound to the disclosing party by a duty of confidence which applies to any information disclosed;

9.2.8	to the other parties to this Agreement; or

9.2.9	in the case of the disclosing party being a Shareholder, pursuant to or as expressly permitted by the terms of this Agreement including but not limited to clause 10.4.

9.3	Announcements

Subject to the remaining provisions of this clause, no party shall release any announcement or except as provided in this Agreement despatch any announcement or circular, relating to this Agreement unless the form and content of such announcement or circular have been submitted to, and agreed by, the other parties. Nothing in this clause 10.3 shall prohibit any party from making any announcement or despatching any circular as required by law or the rules of any other regulatory body in which case, the party required to make the announcement must, so far as is practicable, take into account the reasonable requirements of the other parties as to the content of such announcement or circular.

9.4	Rights of Shareholders to disclose information to others

Each Shareholder may disclose any information received from the Company or relating to the Business or otherwise to the assets, affairs and financial or other position of the Group to:

9.4.1
any Holding Company or subsidiary of that Shareholder and to any subsidiary of any such Holding Company, provided that it shall use all reasonable endeavours to procure that such recipients are aware of the confidential nature of such information and such information may not be used other than for the purpose of reviewing any investment in the Company;

9.4.2
any adviser to, trustee or manager of or investor or prospective investor in the fund and any person on whose behalf the Shares are held, provided that it shall use all reasonable endeavours to procure that such recipients are aware of the confidential nature of such information and such information may not be used other than for the purpose of reviewing any investment in the Company and that they enter into confidentiality agreements with the Company;

9.4.3	its legal and investment advisers and any of its other professional advisers who are bound to such Shareholder by a duty of confidence in respect of the information disclosed; and

9.4.4	any underwriter or broker for the purpose of facilitating the Listing.

10.	MISCELLANEOUS PROVISIONS

10.1	No Partnership

Nothing in this Agreement or in any document referred to in it or any arrangement contemplated by it shall constitute any of the parties a partner of any other, nor shall the execution, completion and implementation of this Agreement confer on any party any power to bind or impose any obligations to any third parties on any other party or to pledge the credit of any other party.

10.2	Assignment and further share issues

10.2.1
None of the parties may assign any of their respective rights or obligations under this Agreement nor any of the documents referred to in this Agreement in whole or in part (otherwise than pursuant to a transfer of Shares in accordance in all respects with the provisions and requirements of this Agreement and of the Articles).

10.2.2
If a party ceases to hold Shares it shall cease to be a party to this Agreement and shall cease to have any liability under this Agreement (save to the extent that such liability has already arisen and save for its continuing obligations under clauses 6 and 9) with effect from the date on which all Deeds of Adherence required by this Agreement have been executed.

10.3	Waiver

The rights and remedies of the parties shall not be affected by any failure to exercise or delay in exercising any right or remedy or by the giving of any indulgence by any other party or by anything whatsoever except a specific waiver or release in writing and any such waiver or release shall not prejudice or affect any other rights or remedies of the parties. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof, or the exercise of any other right or remedy.

10.4	Entire agreement and severance

10.4.1
Each of the parties to this Agreement confirms that this Agreement together with the Subscription Agreement, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.

10.4.2
Each party confirms that in entering into this Agreement it has not relied on any representation, warranty, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out or referred to in this Agreement.

10.4.3
If any provision of this Agreement shall be void or unenforceable by reason of any applicable law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

10.5	Further assurance

Each party shall after the date of this Agreement execute all such deeds and documents and do all such things as the other parties may require for perfecting the transactions intended to be effected under or pursuant to this Agreement and for giving the other parties the full benefit of the provisions of this Agreement, including the amendment of the Articles to reflect the provisions of this Agreement (to the extent required) and making the necessary regulatory filing of the same as soon as practicable following the date of this Agreement (in any event by no later than ten (10) Business Days following the execution of this Agreement).

10.6	Notices

10.6.1	A notice (including any approval, consent or other communication) in connection with this Agreement and the documents referred to in it:

(A)	must be in writing;

(B)
must be left at the address of the addressee or sent by pre-paid post to the address of the addressee or sent by facsimile to the facsimile number of the addressee and marked for the attention of the person so specified, or to such other address or facsimile number and/or marked for the attention of such other person, as the relevant party may from time to time specify by notice given in accordance with this clause. The relevant details of each party for the service of notices as at the date of this Agreement are set out in Schedule 6; and

(C)	for the avoidance of doubt, must not be sent by electronic mail unless agreed to by the parties.

10.6.2	In the absence of evidence of earlier receipt, any notice shall take effect from the time that it is deemed to be received in accordance with clause 11.6.3 below.

10.6.3	Subject to clause 11.6.4 below, a notice is deemed to be received:

(A)	in the case of a notice left at the address of the addressee, upon delivery at that address;

(B)	in the case of a posted letter, on the third (3rd) day after posting; and

(C)
in the case of a facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

10.6.4
A notice received or deemed to be received in accordance with clause 11.6.3 above on a day which is not a Business Day or after 5p.m. on any Business Day, according to local time in the place of receipt, shall be deemed to be received on the next following Business Day.

10.6.5	Each party undertakes to notify all of the other parties by notice served in accordance with this clause if the address specified herein is no longer an appropriate address for the service of notices.

10.7	Taxation of payments

Any payment made by or due under, or pursuant to the terms of this Agreement from a party to this Agreement to another party under this Agreement shall be free and clear of all Taxation whatsoever save only for any deductions or withholdings required by law.

10.8	Payments net of Tax

If any deductions or withholdings are required by law, or any payments made by or due from a party under this Agreement to another party under this Agreement are liable for Taxation, or would have been liable for Taxation but for the utilisation of any Tax relief in respect of such liability, the paying party shall be liable to pay to the recipient such further sums as shall be required to ensure that the net amount received by the recipient will equal the full amount which would have been received under the relevant provisions of this Agreement in the absence of any such deductions, withholdings or Taxation liabilities.

10.9	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one instrument.

10.10	Variations

No variation of this Agreement (or any of the documents referred to in it) shall be valid unless made in writing (which for this purpose does not include e-mail) and signed by or on behalf of the parties. The expression "variation" includes any variation, supplement, deletion or replacement however effected.

10.11	Damages

Each party acknowledges that damages may not be an adequate remedy for any breach of the undertakings by that party contained in this Agreement and that any other party may be entitled (in addition to damages) to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such undertakings.

10.12	Relationship of Agreement and Articles

If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and of the Articles then as between the Shareholders who are a party to this Agreement or who have executed a Deed of Adherence, during such period, the provisions of this Agreement shall prevail.

10.13	No amendment to Articles

Nothing contained in this Agreement shall be deemed to constitute an amendment of the Articles or of any previous articles of association of the Company.

11.	GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

11.1
Hong Kong law shall govern this Agreement and all documents delivered pursuant hereto without regard to principles of conflicts of law. The Parties each submit to the non-exclusive jurisdiction of the State and Federal courts in Portland, Oregon, except that nothing in this Agreement shall be deemed to operate to preclude a Party from bringing suit or taking other legal action in any other jurisdiction to enforce its rights or to enforce a judgment or other court order in favour of a Party. Each Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Party at the address for notices set forth above and that service so made shall be deemed completed upon the earlier to occur of such Party’s actual receipt thereof or, in the case of the Issuer, three (3) days after deposit in the US mails, proper postage prepaid.

11.2
Except for disputes relating to the enforcement of this Agreement, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, including, any action or claim based on tort, contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (the "Claim"), shall be resolved by final and binding arbitration. The arbitration shall be conducted by and submitted to a single arbitrator (the "Arbitrator") selected from and administered by the Portland, Multnomah County, Oregon of JAMS ("JAMS"), in accordance with its then existing Comprehensive Arbitration Rules & Procedures; however, upon the written demand of any Party to the arbitration, the arbitration shall be conducted by and submitted to three Arbitrators selected from and administered by the JAMS Comprehensive Arbitration Rules & Procedures. The arbitration hearing shall be held in Portland, Multnomah County, Oregon.

The Arbitrator(s) shall NOT be authorized to reform, modify or materially change this Agreement or other agreements entered into between the Parties. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Arbitrator(s) and JAMS; however, the Arbitrator(s) shall be authorized to determine whether a Party is the prevailing Party and, if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Arbitrator(s) and JAMS.  The Arbitrator(s), and not a court, shall also be authorized to determine whether this clause 12 applies to a Claim sought to be resolved hereunder. The Arbitrator(s) shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and a written statement of decision describing the material factual findings and conclusions on which the award is based, including the calculation of any damages awarded.

By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this arbitration provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

SCHEDULE 1

CORPORATE STRUCTURE OF THE GROUP

The Company

Registered Company Name:	Powin Energy Corporation

Date of Incorporation:	8-9-2010

Place of Incorporation:	The State of Oregon, United States

Issued Share Capital:	US$10,000 divided into 10,000 Shares

Financial Year End:	31 December

SCHEDULE 2

FORM OF DEED OF ADHERENCE (TRANSFERS)1

THIS DEED is made on [                                   ] 20[  ] BETWEEN:

[ 1.	[ ] - all existing parties other than transferor and transferee] (the "Shareholders");

[2.]	POWIN ENERGY CORPORATION, company incorporated in [the State of Oregon, US and whose registered office is at [•], the United States of America ("Company");

[ 3.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] (the "Transferor")];

[ 4.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] ("New Shareholder")

WHEREAS:

(A)
The Transferor [is a party] [has acceded by means of an agreement dated] [date of previous Deed of Adherence] to an agreement entitled "Shareholder's Agreement" dated [—] and made between the Company and the parties named therein (the "Shareholder's Agreement") by which the Shareholders and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)
The Transferor wishes to transfer to the Transferee the Shares described in the Schedule to this Deed (the "Transferred Interest") and the New Shareholder has agreed to purchase the Transferred Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Transfer Agreement] and made between the Transferor and the New Shareholder (the "Transfer Agreement").]

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholder's Agreement shall have the same meanings when used herein and:

"Completion" means the completion of the sale and transfer of the Transferred Interest to take place at the offices of [—] on [date] in accordance with the provisions of the Articles; and

"Transfer Date" has the meaning given thereto in clause 3.1.

1.2	Interpretation and Construction

The provisions of clauses 1.1 and 1.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

1.3	Headings

Headings shall be ignored in the construction of this Deed.

1 For use on transfer of Shares.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The New Shareholder represents and warrants to each of the other parties as follows:

2.1.1	Status

It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts.

2.1.2	Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement and (b) to act as a Shareholder of the Company.

2.1.3	Authorisation and consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement, legally binding and enforceable and (b) to make this Deed and the Shareholder's Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non-violation of laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the purchase of Shares do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye-laws/statutes.

2.1.5	Obligations binding

Its obligations under this Deed and the Shareholder's Agreement are valid, binding and enforceable.

2.1.6	Non-violation of other agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the purchase of Shares do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

3.1	Assumption of obligations

In consideration of the agreement of the Transferor to transfer the Transferred Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed, that it will, with effect from the date of transfer by the Transferor to the New Shareholder of the Transferred Interest (the "Transfer Date") and without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholder's Agreement prior to the Transfer Date, assume, perform and comply with each of the obligations of the Transferor under the Shareholder's Agreement as if it had been a party to the Shareholder's Agreement at the date of execution thereof and the parties agree that where there is a reference to a "Shareholder" there it shall be deemed to include a reference to the Transferee.

3.2	Release

In consideration of the undertakings given by the New Shareholder under this clause, the parties hereby acknowledge and agree that the obligations of the Transferor under the Shareholder's Agreement (except those under clauses confidentiality, warranties miscellaneous) shall, in the case only of a transfer of all the Transferor's Shares, cease with effect from the Transfer Date, without prejudice to any liability of the Transferor in respect of any breach by it of obligations under the Shareholder's Agreement prior to the Transfer Date.

4.	RIGHTS OF THE TRANSFEREE

The parties hereto (other than the New Shareholder) agree that there shall be accorded to the New Shareholder with effect from the Transfer Date all the rights of the Transferor with respect to the Transferred Interest (in each case without prejudice to the rights of the Transferor under the Shareholder's Agreement in respect of any breach by any other party thereto of its obligations thereunder at any time prior to the Transfer Date) as if the New Shareholder had been a party to the Shareholder's Agreement at the date of execution thereof and, with effect from the Transfer Date, the Transferor shall cease to be entitled to those rights.

5.	NOTICES

The address and facsimile number designated by the New Shareholder for the purposes of clause 11.6 (Notices) of the Shareholder's Agreement are:

Address:

Fax:

For the attention of:

6.	ASSIGNMENT AND TRANSFER

The parties hereto hereby acknowledge and agree that, save as provided in clause 11.2 of the Shareholder's Agreement, no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

7.	MISCELLANEOUS

7.1	This Deed shall be governed by, and construed in accordance with the laws of Hong Kong.

7.2	The provisions of clause 11.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

SCHEDULE 3

FORM OF DEED OF ADHERENCE (SUBSCRIPTIONS)2

THIS DEED is made on [                                   ] 20[  ] BETWEEN:

[ 1.	[ ] - all existing shareholders] (the "Shareholders");

[ 2.	POWIN ENERGY CORPORATION, company incorporated in the State of Oregon, US and whose registered office is at [•], the United States of America ("Company");

[ 3.	[ ], a company incorporated under the laws of [ ] having its [registered] office at [ ] OR [ ] of [address] ("New Shareholder");

WHEREAS:

(A)
Pursuant to an agreement entitled "Shareholder's Agreement" dated [—] and made between the Company and the parties named therein (the "Shareholder's Agreement"), the Shareholders and the other parties thereto agreed provisions relating to the ownership of the Company and the conduct of its Business.

(B)
The New Shareholders wish to subscribe for the Shares described in the Schedule to this Deed (the "New Interest") and the Company has agreed to allot and issue the New Interest [subject to and in accordance with the terms and conditions of an agreement to be dated [date of Subscription Agreement] and made between the Company and the New Shareholder (the "Subscription Agreement").]

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed (including the Recitals and Schedule hereto), unless the subject or context otherwise requires, words defined in the Shareholder's Agreement shall have the same meanings when used herein and:

"Completion" means the completion of the issue of the New Interest to take place at the offices of [—] on [date] in accordance with the provisions of the Articles; and

"Transfer Date" has the meaning given thereto in clause 3.

1.2	Interpretation and Construction

The provisions of clauses 1.1 and 1.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

1.3	Headings

Headings shall be ignored in the construction of this Deed.

2 For use on allotment and issue of Shares.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The New Shareholder represents and warrants to each of the other parties as follows:

2.1.1	Status

It is a company duly established and existing under the laws of the jurisdiction stated on page 1 of this Deed and has the power and authority to own its assets and to conduct the business which it conducts.

2.1.2	Powers

It has the power (a) to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement and (b) to act as a Shareholder of the Company.

2.1.3	Authorisation and consents

All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Deed and the Shareholder's Agreement, legally binding and enforceable and (b) to make this Deed and the Shareholder's Agreement admissible in evidence in the courts of the jurisdiction in which it is incorporated have been taken, fulfilled and done.

2.1.4	Non-violation of laws etc.

Its entry into, exercise of its respective rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the subscription for Shares do not and will not violate or exceed any restriction imposed by (a) any law to which it is subject or (b) its memorandum or articles of association or, as the case may be, certificate of incorporation or bye-laws/statutes.

2.1.5	Obligations binding

Its obligations under this Deed and the Shareholder's Agreement are valid, binding and enforceable.

2.1.6	Non-violation of other agreements

Its entry into, exercise of its rights and/or performance of or compliance with its respective obligations under this Deed and the Shareholder's Agreement and the [purchase of and] subscription for Shares do not and will not violate any agreement to which it is a party which is binding on its assets.

3.	UNDERTAKINGS OF THE NEW SHAREHOLDER

In consideration of the agreement of the Company to allot and issue the New Interest to the New Shareholder, the New Shareholder undertakes, to each other party to this Deed, that it will, with effect from the date of allotment and issue to the New Shareholder of the New Interest (the "Transfer Date") assume, perform and comply with each of a Shareholder's obligations under the Shareholder's Agreement as if it had been a party to the Shareholder's Agreement at the date of execution thereof and the parties agree that where there is a reference to a "Shareholder" there it shall be deemed to include a reference to the Transferee.

4.	RIGHTS OF THE TRANSFEREE

The parties hereto (other than the New Shareholder) agree that there shall be accorded to the New Shareholder with effect from the Transfer Date all the rights of a Shareholder with respect to the New Interest as if the New Shareholder had been a party to the Shareholder's Agreement at the date of execution thereof and, with effect from the Transfer Date.

5.	NOTICES

The address and facsimile number designated by the New Shareholder for the purposes of clause 11.6 (Notices) of the Shareholder's Agreement are:

Address:

Fax:

For the attention of:

6.	ASSIGNMENT AND TRANSFER

The parties hereto hereby acknowledge and agree that, save as provided in clause 11.2 of the Shareholder's Agreement, no party shall have any right to assign, transfer or in any way dispose of the benefit (or any part thereof) or the burden (or any part thereof) of this Deed without the prior written consent of other parties.

7.	MISCELLANEOUS

7.1	This Deed shall be governed by, and construed in accordance with the laws of Hong Kong.

7.2	The provisions of clause 11.2 of the Shareholder's Agreement shall apply to this Deed mutatis mutandis.

IN WITNESS whereof this Deed has been entered into the day and year first before written.

SCHEDULE 4

PART A

RESERVED MATTERS FOR BOTH KEY SHAREHOLDERS

(A)	Amendment, modification or waiver of any material provisions of the constitutional documents or like documents of any Group Company, including the Articles.

(B)	Any re-organisation, merger, amalgamation or consolidation with any other entity other than in connection with a Listing.

(C)
Any proposal or any passing of any resolution for the winding up, placing into administration or liquidation of the Company or any Group Company other than pursuant to a mandatory requirement of any applicable law.

(D)
Any change to the accounting reference date of the Group, the Agreed Accounting Practices and Policies (other than as required to comply with international financial reporting standards or applicable laws) or the removal of the Auditors as auditors of the Company or any member of the Group or the appointment as auditors or joint auditors of the Company or any member of the Group of any firm other than the Auditors.

(E)	Any change to the rights attaching to the Shares.

(F)
The issue of any shares (by way of bonus or otherwise) and/or the grant of any option or right to acquire or call for the issue of the same whether by conversion, subscription or otherwise of any Group Company save as otherwise expressly permitted by this Agreement or issuances in accordance with clause 3.1.5.

(G)	Consummation of a Listing.

(H)	The recommendation of or proposals for any payment of any dividend or any other distribution of any Group Company other than as permitted by this agreement.

(I)	The creation or amendment of any employee share scheme and/or the issue of any options under any such scheme.

PART B

RESERVED MATTERS THE BOARD OF DIRECTORS

1.	The annual budget of the Group (the "Approved Budget").

2.
The incurring of any capital expenditure by any member of the Group in excess of US$300,000 in respect of any one transaction or, in aggregate, in respect of multiple of transactions which are of a similar or identical nature in substance.

3.
The entry by any member of the Group into any agreement for the sale, operation and/or management of the Group's power storage management systems, electric motor vehicle charging systems / stations or similar products and services.

4.	The incurring of any expenditure by any member of the Group which exceed the amount for that item in the Approved Budget or which relates to an item or category not included in the Approved Budget.

5.
The entry by any member of the Group into any contract, liability or commitment which (i) is incapable of being terminated within 12 months without the payment of any penalty by the Group, or (ii) could involve expenditure or the incurring of any other obligation by the company which in any case exceeds US$300,000 in respect of any one transaction or, in aggregate, in respect of multiple of transactions which are of a similar or identical nature in substance.

6.	The creation or giving of any encumbrance in respect of all or any part of the undertaking, property or assets of the company or the acceptance by the company of any encumbrance for its benefit.

7.
The creation by any member of the Group of any borrowings or other indebtedness or obligation in the nature of borrowings (including, without limitation, obligations pursuant to any debenture, bond, note, loan stock or other security of such company and obligations pursuant to finance leases) except as specifically provided for in the Approved Budget for the relevant year.

8.
Any actual or proposed sale or other disposition of any assets or rights of any member of the Group or any actual or proposed acquisition of any assets or rights by any member of the Group in excess of an aggregate amount of US$300,000 in any year unless specifically provided in the Approved Budget or it involves the sale of current assets used in the ordinary course of Business.

9.	The acquisition, whether by transfer, subscription or otherwise of any shares or debentures in any company or corporation other than the establishment of wholly-owned subsidiaries.

10.	The entry by the company into any partnership, joint venture or other profit sharing agreement.

11.	The cessation by the company of the business or the carrying on of the business on any materially reduced scale.

12.	Any advance, loan or deposit of money by the any member of the Group not in the ordinary course of the business.

13.
The initiation, conduct, settlement or abandoning of any claim, litigation, arbitration or other proceedings involving the company or any admission of liability by or on behalf of any member of the Group except in any case in relation to debt collection in the ordinary course of the business.

14.
The making of any change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non-contractual) of any employee or category of employees or the making of any such change in the terms of employment or the variation in the scope of duties of or the engagement, dismissal or termination of employment of any employee with annual remuneration in excess of US$150,000 unless such change, engagement, dismissal or termination is included in the Approved Budget.

15.	Any change in the level of remuneration paid to any of the directors or the terms or conditions of employment of any of the directors unless such change is included in the Approved Budget.

16.	Any transaction with any person otherwise than at arms length and for full value or any transaction with a Shareholder or a Related Parties of any Shareholder.

17.
The adoption of, or participation by any member of the Group in, any pension scheme or the amendment of any existing pension scheme of the company or, except in compliance with the advice of actuaries appointed at a quorate meeting of the directors to review such scheme, any variation in or cessation of the contributions made by any member of the Group to any such scheme.

SCHEDULE 5

TRANSFER OF SECURITIES

TRANSFER OF SHARES

1.
No Shareholder may, without the consent of the other Shareholders, create or permit to subsist any Encumbrance or other security interest whatsoever on or over or in respect of all or any of the Shares held by it, and shall not otherwise dispose of any of its Shares or otherwise purport to deal with the beneficial or economic interest therein (including but not limited to its voting rights) or any right relating thereto except by a transfer in accordance with this Schedule or the terms of this Agreement. Any transfer or other disposal of Shares that is made other than in accordance with this Schedule or the terms of this Agreement shall be void and deemed to be of no effect and the parties shall procure that such transfer shall not be registered in the statutory books and records of the Company.

2.
If any Shareholder (the "Transferor") wishes to transfer any of its Shares or to dispose of any interest therein, it shall serve on the other Shareholders (including the Investors) and the Company a notice (the "Transfer Notice") in writing of its wish to do so. The Transfer Notice shall:

2.1	state the number of Shares proposed to be transferred (the "Sale Shares") and the price ("Sale Price") at which they are proposed to be transferred;

2.2
give details of the person if any (the "Third Party") to whom the Transferor wishes to transfer the Sale Shares in the event that the other Shareholders do not purchase all the Sale Shares in accordance with the provisions of this Schedule, together with the principal terms of such proposed transfer and any conditions or regulatory approvals required; and

2.3           be irrevocable, once given.

3.
Within ten (10) days after receipt by the other Shareholders of the Transfer Notice, each of the other Shareholders shall give notice in writing as to whether it is willing to purchase any of the Sale Shares at the Sale Price and if so the maximum number of Sale Shares that it is prepared to purchase.

4.	If any of the other Shareholders (each a "Transferee") applies for all or any of the Sale Shares then:

4.1	if the aggregate number of Sale Shares applied for is equal to or less than the number of Sale Shares, the Transferor shall allocate the Sale Shares in accordance with the applications; or

4.2
if the number of Sale Shares applied for is more than the number of Sale Shares, the Transferor shall allocate the Sale Shares as between the Transferees pro rata (or as nearly as is practicable) to their holdings of Shares but so that no Transferee shall be allocated more Sale Shares than applied for.

5.
On the expiry of the ten (10) day period referred to in paragraph 3, the Transferor shall forthwith give notice (the "Allocation Notice") of the allocation of Sale Shares in accordance with paragraph 4 to each Transferee and shall specify in the Allocation Notice the number of Sale Shares allocated to each such Transferee and the place and time (being not later than three (3) Business Days after the date of the Allocation Notice) at which the Transferor and Transferee shall be bound to complete the sale of such Sale Shares. The Transferor shall be bound, on receipt of payment of the Sale Price, to transfer the relevant Sale Shares comprised in the Allocation Notice to the Transferee named therein at the time and place therein specified.

6.
If, at the end of the ten (10) day period referred to in paragraph 3, the other Shareholders shall not have agreed to purchase all of the Sale Shares, the Transferor shall be at liberty to transfer all (but not part only) of the Sale Shares not applied for, at any time within sixty (60) days of the expiry of such period, to the Third Party specified in the Transfer Notice at a price not less than the Sale Price and otherwise on terms not more favourable than set out in the Transfer Notice and provided that the Third Party (if it is not already a Shareholder) executes and becomes bound by a Deed of Adherence.

7.
Notwithstanding paragraphs 2 to 6 (but without prejudice to paragraph 10 below), [during the period from the date of this Agreement and ending on the [second] anniversary of the date of this Agreement], no transfer of Shares or transfer of any interest in Shares by the Founder or transfer of shares or any interest in shares in the Founder by its shareholder shall be permitted unless with the prior written consent of a Shareholders' Majority.

8.
Notwithstanding anything to the contrary contained in this Agreement or in the Articles, any Shareholder shall have the right to transfer its entire holding of Shares to its Related Company (or in the case of an individual Shareholder, to any family trust established by or for the benefit of that Shareholder) without being required to comply with the restrictions on transfer of Shares as set out in this Schedule, provided that before such transfer takes place, the relevant transferee executes and becomes bound by a Deed of Adherence and if such transferee ceases to be its Related Company (or a family trust benefitting relevant Shareholder) the entire holding of Shares shall be transferred back to the previous Shareholder and such previous Shareholder shall at all times remain a party to this Agreement and bound by this Agreement and shall procure that the transferee performs its obligations under this Agreement.

9.	The parties shall procure that the Directors only register a transfer of Shares where the transfer was carried out in accordance with this Agreement and the Articles.

TAG ALONG RIGHTS

10.
Subject to paragraph 7 above, if any Major Shareholder intends to dispose of its Shares, without prejudice to the other Shareholders' rights under paragraphs 4 and 5 above, in addition to issuing a Transfer Notice in accordance with paragraph 2 above, the relevant Major Shareholder ("Major Transferor") shall procure that the Third Party offer to acquire all of each Shareholder's Shares at effectively the same price per Share (and otherwise upon the same terms) as offered by the Third Party to the Major Transferor and on no less favourable terms and with the same completion date as those offered to the Major Transferor.

SCHEDULE 6

CONTACT DETAILS

Name	Address or registered office address and registered no. or passport no. where applicable	Facsimile number	Person to whom notices should be given
SF Suntech Inc.	Portion B, 30/F Bank of Tower, 1 Garden Road, Central, Hong Kong	852-23638086	Mr. Keith Tse
Powin Corporation	20550 SW 115th Avenue Tualatin, OR 97062	503-598 3941	Joseph Lu, CEO
Powin Energy Corporation	20550 SW 115th Avenue Tualatin, OR 97062	503-598 3941	Nicholas I. Goyak Secretary
Mr. Joseph Lu	333 NW 9th Ave. #1212, Portland, OR 97209	503 598 3941

SCHEDULE 7

REGISTRATION RIGHTS

1.           Definitions. As used in this Schedule, the following terms shall have the meanings set forth below or as otherwise defined in the Agreement:

1.1           “Adverse Disclosure” means public disclosure of material non-public information which, in the Company’s board of director’s good faith judgment (i) would be required to be made in any report or a Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly (other than avoidance of its obligations hereunder), including, without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, or the disclosure of such information would reasonably be expected to have a materially adverse effect on the Company.

1.2           “Additional Shares” means any additional Shares issued to any Holder pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.

1.3           “Applicable Market” means NASDAQ.

1.4           “Demand Registration Request” has the meaning given to it in clause 2.1(a) hereof.

1.5           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.6           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or of a subsidiary of the Company pursuant to a stock option, stock purchase, or any other employee benefit plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration on Form S-4 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC; (v) a registration on a registration statement providing for the continuous sale of securities by the Company pursuant to Rule 415 promulgated under the Securities Act or (vi) a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities or other convertible securities that are also being registered.

1.7           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8           “Holder” (collectively, “Holders”) means the Investor, or any transferee of Registrable Securities, to the extent holding Registrable Securities.

1.9           “Holder Counsel” has the meaning ascribed to it in clause 2.1(f)(v) hereof.

1.10         “Holder Indemnitees” has the meaning ascribed to it in clause 2.5(a) hereof.

1.11           “Indemnified Party” has the meaning ascribed to it in clause 2.5(c) hereof.

1.12           “Indemnifying Party” has the meaning ascribed to it in clause 2.5(c) hereof.

1.13           “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Authority or any arbitrator or arbitration panel.

1.14           “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

1.15           “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

1.16           “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

1.17           “Registrable Securities” means (i) the Shares purchased pursuant to the Agreement and (ii) any Additional Shares; provided, however, that any of the Shares or Additional Shares shall cease to be treated as Registrable Securities as of (a) such time following the date that a Registration Statement covering such security has been declared effective by the SEC that such security has been disposed of pursuant to such effective Registration Statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, (d) the date on which such security is Transferred without a transfer of the registration rights hereunder pursuant to clause 2.7 hereof or (e) the date as of which the Holder thereof, together with its Affiliates, would have been able to dispose of all of its Registrable Securities pursuant to Rule 144 (or any successor rule).

1.18           “Registration Period” has the meaning ascribed to it in clause 2.1(f)(i) hereof.

1.19           “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any of the Registrable Securities.  References to the Registration Statement shall include any Prospectus.

1.20           “Resale Registration Statement” has the meaning ascribed to it in clause 2.1(a) hereof.

1.21           “Rule 144” means Rule 144 under the Securities Act.

1.22           “Rule 144A” means Rule 144A under the Securities Act.

1.23           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.24           “SEC” means the U.S. Securities and Exchange Commission.

1.25         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of Holder Counsel in up to the amount specified in clause 2.3 hereof, to be borne and paid by the Company as provided in clause 2.3.

1.26         “Suspension” has the meaning ascribed to it in clause 2.1(b) hereof.

1.27         “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Shares or Additional Shares.

2.           Registration Rights.  The Company hereby grants to each Holder the registration rights set forth in this clause 2, with respect to the Registrable Securities held by such Holder:

2.1           Demand Registration.

(a)           If the Company receives from at least two-thirds of the Holders a written request for registration of outstanding Registrable Securities with an anticipated aggregate offering price, net of Selling Expenses, of at least five million dollars ($5,000,000) (a “Demand Registration Request”), then the Company shall, subject to clauses 2.1(b) and 2.1(c) hereof, as soon as practicable, and in any event within ninety (90) days following the date that the Company receives the Demand Registration Request, file a Registration Statement on Form S-3 (or if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect the registration of all of the Registrable Securities) providing for the registration and resale of all of the outstanding Registrable Securities specified in the Demand Registration Request (such filing, the “Resale Registration Statement”). The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the rules promulgated thereunder, shall state that such Registration Statement also covers such indeterminate number of Additional Shares of common stock of the Company as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.  If the Holders intend to distribute the Registrable Securities by means of an underwriting, the Demand Registration Request shall so state. The underwriter(s) shall be selected by the Holders, subject to approval by the Company.  The Company shall cause the Resale Registration Statement to become or be declared effective by the SEC as promptly as practicable after the filing thereof.  The Holders shall not be entitled to make more than three (3) Demand Registration Requests pursuant to this Schedule that are required to be registered on a form other than Form S-3 or its equivalent.

(b)           If the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Resale Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than forty-five (45) days (or such longer period to which the Holders holding a majority of the outstanding Registrable Securities consent in writing) within which to delay the filing or effectiveness of such Resale Registration Statement or, in the case of a Resale Registration Statement that has been declared effective, to suspend the use by the Holders of such Resale Registration Statement (in each case, a “Suspension”); provided, however, that, unless consented to in writing by the Holders holding a majority of the outstanding Registrable Securities, the Company shall not be permitted to exercise a Suspension more than twice during any 12-month period and there must be at least ninety (90) days between each permitted Suspension.  In the case of a Suspension that occurs after the effectiveness of the Resale Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon the Company’s delivery of the certificate referred to in this clause 2.1(b).  The Company shall promptly notify the Holders holding Registrable Securities covered by the Resale Registration Statement upon the termination of any Suspension, and (i) in the case the Resale Registration Statement has not been filed or declared effective, shall promptly thereafter file the Resale Registration Statement, if applicable, and use its reasonable efforts to have such Resale Registration Statement declared effective under the Securities Act and (ii) in the case the Resale Registration Statement has become effective, shall amend or supplement the applicable Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Suspension and furnish to the Holders holding Registrable Securities covered by the Resale Registration Statement such numbers of copies of any Prospectus as so amended or supplemented as such Holders may reasonably request.  The Company agrees to supplement or make amendments to the Resale Registration Statement, if so required by the registration form used by the Company for the Resale Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the outstanding Registrable Securities covered by such Resale Registration Statement.

(c)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to clause 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, an Company-initiated registration statement, provided, however, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, or (ii) after the Company has effected three (3) registrations pursuant to clause 2.1(a) that are required to be registered on a form other than Form S-3 or its equivalent.  A registration shall not be counted as “effected” for purposes of clause 2.1(c)(ii) until such time as the applicable Registration Statement has been declared effective by the SEC; provided, that, in the event that the Demand Registration Request is withdrawn by the Holders holding a majority of the outstanding Registrable Securities, and such Holders elect not to pay the registration expenses therefor, such withdrawn Registration Statement shall be counted as “effected” for purposes of clause 2.1(c)(ii), and the Holders shall be deemed to forfeit their right to one of the Registration Statements pursuant to clause 2.1(a).

(d)          The Company shall use commercially reasonable efforts to take all actions necessary to ensure that the transactions contemplated herein are effected as contemplated in clause 2.1 hereof, and to submit to the SEC, within three (3) Business Days after the Company learns that no review of the Resale Registration Statement will be made by the staff of the SEC or that the staff has no further comments on such Resale Registration Statement, as the case may be, a request for acceleration of effectiveness (or post-effective amendment, if applicable) of such Resale Registration Statement to a time and date not later than three (3) Business Days after the submission of such request.

(e)           Any reference herein to a Registration Statement or Prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a Registration Statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(f)           In connection with the filing of the Resale Registration Statement, subject to clauses 2.1(b) and 2.1(c), the Company shall:

(i)           prepare and file with the SEC within the time periods specified in clause 2.1, a Registration Statement on Form S-3 that shall register all of the outstanding Registrable Securities required to be registered pursuant to clause 2.1(a) hereof for resale by the Holders thereof in accordance with (except if otherwise required pursuant to written comments received from the SEC upon a review of such Resale Registration Statement) the “Plan of Distribution” section included in such Resale Registration Statement; and keep such Resale Registration Statement effective until the earlier of (i) the date on which each Holder is able to dispose of all of its outstanding Registrable Securities registered under such Resale Registration Statement without restriction pursuant to Rule 144 (or any successor rule) and (ii) the date on which all Registrable Securities registered under such Resale Registration Statement have been sold (“Registration Period”), which Registration Statement shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make statements therein not misleading, and shall comply in all material respects with the Securities Act and the rules and regulations of the SEC promulgated thereunder.  The financial statements of the Company included in such Registration Statement or incorporated therein by reference will comply in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.   Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(ii)          as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Resale Registration Statement (including without limitation, any required post effective amendments) and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such Resale Registration Statement pursuant to clause 2.1(a) and clause 2.1(f)(i) for the period specified therein and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Resale Registration Statement;

(iii)           comply with the provisions of the Securities Act with respect to the disposition of all of the outstanding Registrable Securities covered by such Resale Registration Statement by the Holders provided for in such Resale Registration Statement;

(iv)           make available to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and, in the case of the Registration Statements referred to in clause 2.1(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment).

(v)           provide the Holders and, if any, single legal counsel designated by the Holders of a majority of the outstanding Registrable Securities covered by such Resale Registration Statement (“Holder Counsel”) a reasonable opportunity to participate in the preparation of such Resale Registration Statement, each Prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Holder Counsel provides with respect to any Resale Registration Statement or amendment or supplement thereto, and not file any document in a form to which such counsel reasonably objects. The Company shall furnish to Holder Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Resale Registration Statement;

(vi)           notify the Holders requesting inclusion of any outstanding Registrable Securities in the Resale Registration Statement (A) when the Resale Registration Statement or any Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Resale Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Resale Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the outstanding Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a Prospectus is required to be delivered under the Securities Act, that, to the Company’s knowledge, such Resale Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall use its reasonable efforts to promptly prepare a supplement or amendment to the Resale Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and

(vii)           in the event that Form S-3 is not available for the registration of the resale of outstanding Registrable Securities hereunder, the Company shall, subject to clauses 2.1(b) and 2.1(c), undertake to register the outstanding Registrable Securities on such form of Registration Statement that is then available to effect the registration of all of the Registrable Securities. The Company represents and warrants that, as of the date hereof, it meets the requirements for the use of Form S-3 for registration of the sale by the Holders of the Registrable Securities.  The Company shall use its commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3.

(g)           In connection with the Resale Registration Statement, each Holder agrees to furnish to the Company a duly completed selling stockholder questionnaire in customary form no later than ten (10) Business Days following the date of delivery of the Demand Registration Request. Each Holder further agrees that it shall not be entitled to be named as a selling stockholder in the Resale Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed selling stockholder questionnaire and has confirmed the accuracy of the plan of distribution to be included in the Registration Statement. Each Holder acknowledges and agrees that the information in the selling stockholder questionnaire and such plan of distribution will be used by the Company in the preparation of the Resale Registration Statement and hereby consents to the inclusion of such information in the Resale Registration Statement. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company contained in a selling stockholder questionnaire or of the occurrence of any event in either case that could cause the Prospectus to contain an untrue statement of a material fact regarding such Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to each Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If any Holder fails to provide to the Company any information required to be provided pursuant to this clause 2.1 after such Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Resale Registration Statement and the Prospectus contained therein until such time as such Holder provides the required information to the Company.

2.2           Piggyback Registrations.

(a)           In addition to the Company’s obligations with respect to the Resale Registration Statement set forth in clause 2.1, from and after the date hereof, the Company shall also notify all Holders of Registrable Securities in writing at least ten (10) days prior to the filing of any other registration statement under the Securities Act for purposes of a public offering of Shares solely for cash (including, but not limited to, registration statements relating to secondary offerings of Common Stock), other than an Excluded Registration, and will afford each such Holder an opportunity to include in such registration statement (other than a registration statement for an Excluded Registration) all or part of such Registrable Securities held by such Holder; provided, that, the Company shall have no obligation to notify any Holder of any such registration statement if the Company has received a Demand Registration Request or if any Registration Statement covering all of the outstanding Registrable Securities is then effective.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing.  In such event, the right of any such Holder to include Registrable Securities in any registration statement for the underwritten public offering of securities of the Company pursuant to this clause 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  The Company shall cause the Registration Statement for the underwritten public offering of securities of the Company pursuant to this clause 2.2 to become or be declared effective by the SEC as promptly as practicable after the filing thereof. If a Holder decides not to include all of his, her or its Registrable Securities in any registration statement (other than a registration statement for an Excluded Registration) thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement (other than a registration statement for an Excluded Registration) as may be filed by the Company with respect to public offerings of Common Stock solely for cash, all upon the terms and conditions set forth herein.

(b)           Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in any underwritten offering covered by this clause 2.2, the number of shares that may be included in the underwriting shall be allocated, first, to the Company, and second, to the Holders requesting to include Registrable Securities in such offering and any other stockholders of the Company who request to include Common Stock in such offering pursuant to registration rights on a pro rata basis based on the total number of Registrable Securities that the Holders have requested to include in such offering and the total number of Shares carrying registration rights that such other stockholders have requested to include in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)           The Company shall have the right to terminate or withdraw any registration initiated by it under this clause 2.2 whether or not any Holder has elected to include Registrable Securities in such registration, and shall promptly notify any Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with clause 2.3 hereof.

(d)           For the avoidance of doubt, all obligations of the Company under clause 2.1 with respect to a Resale Registration Statement shall apply to a Registration Statement filed by the Company as contemplated by this clause 2.2.

2.3           Expenses of Registration.  All expenses incurred in connection with all registrations effected pursuant to clauses 2.1 and 2.2, including all registration, SEC, stock exchange and FINRA filing and qualification fees (including state securities law fees and expenses), printing expenses, accounting fees, fees and disbursements of counsel for, and independent public accountants of, the Company, fees and disbursements of Holder Counsel not to exceed $[20,000] ($[35,000] in the case of an underwritten offering), and fees and expenses of all Persons retained by the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay any Selling Expenses.

2.4           Obligations of the Company.  Whenever required under this clause 2 to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in clause 2.1 with respect to the Resale Registration Statement), as expeditiously as reasonably possible:

(a)           use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable, and to notify each Holder of the issuance and resolution thereof;

(b)           shall register or qualify, and cooperate with the Holders of outstanding Registrable Securities covered by the Registration Statement and their respective counsel, in connection with the registration or qualification of such outstanding Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(c)           as promptly as practicable after becoming aware of such event, (i) notify the Holders of any pending proceeding against the Company under section 8A of the Securities Act in connection with the offering of such outstanding Registrable Securities and (ii) notify the Holders of the happening of any of event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided, that, the Company shall not be obligated to give any notice to the Holders pursuant to this clause 2.4(c) prior to disclosing such information in a public statement or filing as required by applicable federal and state securities laws;

(d)           comply with all requirements of the Applicable Market with regard to the issuance of the outstanding Registrable Securities and use reasonable efforts to list the outstanding Registrable Securities covered by the Registration Statement on the Applicable Market;

(e)           promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to the Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in the Registration Statement and to conduct appropriate due diligence in connection therewith;

(f)           provide and cause to be maintained a transfer agent and registrar for all outstanding Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement;

(g)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h)           at the request of a Holder in the case of an underwritten public offering, furnish, a letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and each Holder at the dates and times provided in the applicable underwriting agreement; and

(i)           cooperate with the Holders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within five (5) Business Days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form reasonably satisfactory to the transfer agent.

2.5           Indemnification.

(a)           With respect to any Holder of outstanding Registrable Securities that is or becomes a party to this Agreement, the Company will, and does hereby undertake to, indemnify and hold harmless each such Holder, each of such Holder’s officers, directors, employees, partners, members and agents, and each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder (collectively, “Holder Indemnitees”), against all joint or several claims, losses, damages, expenses and liabilities (or actions in respect thereto) (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary prospectus, prospectus (as amended or supplemented, if applicable), offering circular or other similar document (including any related Registration Statement, notification, or the like, including any filing made under any state securities laws) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal or state law or regulation applicable to the Company in connection with any such registration, qualification or compliance,  (C) any failure to register or qualify Registrable Securities in any state in the United States where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) or (D) any breach of this Agreement. The Company will reimburse, as incurred, each such Holder Indemnitee, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim; provided that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by any Holder expressly for use in any registration statement, prospectus, offering circular or other similar document (including, without limitation, information included on such Holder’s selling stockholder questionnaire and in any applicable plan of distribution).

(b)          Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in any registration, qualification or compliance pursuant to this clause 2, does hereby undertake to, indemnify and hold harmless the Company, each of its directors, employees, agents and officers, each Person controlling the Company and its directors, employees, agents and officers, and each other Holder, against all Claims arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, Prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s selling stockholder questionnaire and in any applicable plan of distribution); provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement.

(c)          Each party entitled to indemnification under this clause 2.5 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under clause 2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation.  No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d)           In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the aggregate proceeds received by such Holders from the sale of securities under such Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)          The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the Transfer of any Registrable Securities.

2.6           Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this clause 2.

2.7           Transfer of Registration Rights.  The rights contained in clauses 2.1 and 2.2 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this clause 2, may be assigned or otherwise conveyed with respect to Registrable Securities Transferred by the Holder thereof provided that such transferee agrees to become bound to terms and conditions applicable to a Holder substantially similar to those set forth in this Schedule.

2.8           Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, including, without limitation,  Rule 144 promulgated under the Securities Act, that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use reasonable efforts to:

(a)           make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)           file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and

(c)           make available to each Holder so long as such Holder owns any Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities under Rule 144 without registration under the Securities Act.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of POWIN CORPORATION	)
in the presence of	)	(Director)

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of POWIN ENERGY	)
CORPORATION	)
in the presence of	)	(Director)

EXECUTED AS A DEED by	)
)
duly authorised for and on	)
behalf of	)
SF SUNTECH INC.	)
)
in the presence of	)	(Director)

EXECUTED AS A DEED by	)
JOSEPH LU	)
in the presence of	)